Exhibit 99.7

PRO FORMA VALUATION UPDATE REPORT

MUTUAL HOLDING COMPANY STOCK OFFERNG

HarborOne Bancorp, Inc. | Brockton, Massachusetts

PROPOSED HOLDING COMPANY FOR:
HarborOne Bank | Brockton, Massachusetts

Dated as of April 22, 2016

1100 North Glebe Road Suite 600

Arlington, Virginia  22201

703.528.1700

rpfinancial.com

April 22, 2016

Board of Directors

Harborone Mutual Bancshares

HarborOne Bancorp, Inc.

HarborOne Bank
770 Oak Street

Brockton, Massachusetts  02301

Members of the Board of Directors:

We have completed and hereby provide an updated appraisal of the estimated pro forma market value of the common stock which is to be issued in connection with the stock issuance transaction described below.

This Appraisal is furnished pursuant to the requirements stipulated in the Code of Federal Regulations and has been prepared in accordance with the “Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization” of the Office of Thrift Supervision (“OTS”) and accepted by the Federal Reserve Board (“FRB”), the Office of the Comptroller of the Currency (“OCC”), the Federal Deposit Insurance Corporation (“FDIC”) and the Massachusetts Commissioners of Bank (the “Commissioner”), and applicable regulatory interpretations thereof.  Our original appraisal report, dated February 5, 2016 (the “Original Appraisal”) is incorporated herein by reference.  As in the preparation of our Original Appraisal, we believe the data and information used herein is reliable; however, we cannot guarantee the accuracy and completeness of such information.

On January 27, 2016, the Board of Directors of HarborOne Bank or the “Bank” adopted the Plan of Reorganization and Minority Stock Issuance (the “Reorganization”).  Pursuant to the Reorganization, HarborOne Bank will be a co-operative bank in stock form and its capital stock will be owned by HarborOne Bancorp, Inc. (“HarborOne Bancorp” or the “Company”), a Massachusetts corporation formed in 2016 as part of the Reorganization.  HarborOne Bancorp will issue a majority of its common stock to HarborOne Mutual Bancshares (the “MHC”), a Massachusetts mutual holding company formed in 2016 as part of the Reorganization, and sell a minority of its common stock to the public.  Concurrent with the completion of the public stock offering, the Bank will receive at least 50.0% of the net stock proceeds and the balance will be retained by HarborOne Bancorp.  The MHC will own a controlling interest in the Company of at least 51%, and the Company will be the sole subsidiary of the MHC.

HarborOne Bancorp will offer its common stock in a subscription offering to Eligible Account Holders, Tax-Qualified Plans including HarborOne Bank’s employee stock ownership plan (the “ESOP”), and Employees, Officers and Directors of the Bank, as such terms are defined in the Bank’s Reorganization for purposes of applicable federal regulatory governing stock offerings by mutual institutions.  To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale to members of the general public in a community offering and a syndicated community offering or a firm commitment underwritten offering.  A portion of the net proceeds received from the sale of the common stock will be used to purchase all of the then to be issued and outstanding capital stock of HarborOne Bank and the balance of the net proceeds will be

Washington Headquarters
Three Ballston Plaza	Telephone: (703) 528-1700
1100 North Glebe Road, Suite 600	Fax No.: (703) 528-1788
Arlington, VA 22201	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com

retained by the Company.

At this time, no other activities are contemplated for the Company other than the ownership of HarborOne Bank, a loan to the newly-formed ESOP and reinvestment of the proceeds that are retained by the Company.  In the future, HarborOne Bancorp may acquire or organize other operating subsidiaries, diversify into other banking-related activities, pay dividends or repurchase its stock, although there are no specific plans to undertake such activities at the present time.

The Reorganization provides for the establishment of a new charitable foundation (the “Foundation”).  The Foundation contribution will  be funded with 1.2% of the number of shares of common stock issued in the stock issuance and cash equal to 0.3% of the Company’s pro forma market value.  The purpose of the Foundation is to provide financial support to charitable organizations in the communities in which HarborOne Bank operates and to enable those communities to share in the Bank’s long-term growth.  The Foundation will be dedicated completely to community activities and the promotion of charitable causes.

This updated appraisal reflects the following noteworthy items:  (1) a review of recent developments in HarborOne Bank’s financial condition, including financial data through March 31, 2016; (2) an updated comparison of HarborOne Bank’s financial condition and operating results versus the Peer Group companies identified in the Original Appraisal; and (3) a review of stock market conditions since the date of the Original Appraisal.

The estimated pro forma market value is defined as the price at which HarborOne Bancorp’s common stock, immediately upon completion of the minority stock offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock.  Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the stock offering will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the pro forma market value thereof.  RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.  RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

Discussion of Relevant Considerations

1.              Financial Results

Table 1 presents summary balance sheet and income statement details for the twelve months ended December 31, 2015 and updated financial information through March 31,

Table 1

HarborOne Bank

Recent Financial Data

	At Dec. 31, 2015		At March 31, 2016
	Amount	Assets	Amount	Assets
	($000)	(%)	($000)	(%)

Balance Sheet Data

Total assets	$2,163,142	100.00%	$2,244,768	100.00%
Cash, cash equivalents	40,652	1.88	114,259	5.09
Investment securities	192,120	8.88	183,366	8.17
Loans held for sale	63,797	2.95	67,592	3.01
Loans receivable, net	1,729,388	79.95	1,739,546	77.49
Mortgage servicing rights, fair value	12,958	0.60	12,330	0.55
Bank-owned life insurance	38,333	1.77	38,609	1.72
FHLB stock	18,735	0.87	17,480	0.78
Goodwill and other intangible assets	13,674	0.63	13,651	0.61

Deposits	1,691,212	78.18	1,751,711	78.04
Borrowings	249,598	11.54	269,597	12.01
Total equity	190,688	8.82	191,881	8.55
Tangible equity	177,014	8.18	178,230	7.94

	12 Months Ended		12 Months Ended
	Dec. 31, 2015		March 31, 2016
	Amount	Avg. Assets	Amount	Avg. Assets
	($000)	(%)	$(000)	(%)

Summary Income Statement

Interest income	$66,800	3.15%	$68,608	3.18%
Interest expense	(14,575)	(0.69)	(14,514)	(0.67)
Net interest income	52,225	2.46	54,094	2.51
Provisions for loan losses	(1,257)	(0.06)	(1,212)	(0.06)
Net interest income after prov.	50,968	2.40	52,882	2.45
Mortg. bank. inc./Gain on loan sales	20,228	0.95	26,908	1.25
Other non-interest operating income	14,850	0.70	15,022	0.70
Gain(loss) on sale and call of sec., net	295	0.01	243	0.01
Non-interest operating expense	(78,014)	(3.68)	(87,707)	(4.07)
Income before income tax expense	8,327	0.39	7,348	0.34
Income taxes	(2,559)	(0.12)	(2,377)	(0.11)
Net income	$5,768	0.27%	$4,971	0.23%

Sources:  HarborOne Bank’s prospectus, audited and unaudited financial statements, and  RP Financial calculations.

2016.  HarborOne Bank’s assets increased by $81.6 million or 3.77% from December 31, 2015 to March 31, 2016, which was largely related to an increase in cash and cash equivalents partially offset by a decrease in investment securities.  Overall, cash and investments (inclusive of FHLB stock) increased from $251.5 million or 11.63% of assets at December 31, 2015 to $315.1 million or 14.04% of assets at March 31, 2016.  From December 31, 2015 to March 31, 2016, loans receivable increased from $1.729 billion or 79.95% of assets to $1.740 billion or 77.49% of assets and loans held for sale increased from $63.8 million or 2.95% of assets to $67.6 million or 3.01% of assets.  The balance of bank-owned life insurance (“BOLI”) was slightly higher at March 31, 2016 compared to December 31, 2015, while the balances for mortgage servicing rights and goodwill/intangibles declined slightly during the first quarter of 2016.

Updated credit quality measures showed the balance of non-performing assets decreased from $31.8 million or 1.47% of assets at December 31, 2015 to $29.7 million or 1.32% of assets at March 31, 2016.  The decrease in non-performing assets was largely due to a decrease in non-accruing 1-4 family permanent mortgage loans, which declined from $25.8 million at December 31, 2015 to $24.0 million at March 31, 2016, and a decrease in repossessed 1-4 family properties, which declined from $2.3 million at December 31, 2015 to $1.9 million at March 31, 2016.  As of March 31, 2016, non-performing assets consisted of $27.6 million of non-accruing loans and $2.0 million of repossessed assets.  The Bank also held $54.3 million of performing troubled debt restructurings at March 31, 2016, versus a comparable balance of $56.7 million at December 31, 2015.

The Bank’s interest-bearing funding composition showed slight increases in deposits and borrowings during the first quarter of 2016.  Deposits increased from $1.691 billion or 78.18% of assets at December 31, 2015 to $1.752 billion or 78.04% of assets at March 31, 2016.  Deposit growth during the quarter was primarily driven by a $39.1 million increase in money market deposits, an $11.0 million increase in checking account deposits and a $16.8 million increase in savings account deposits.  Borrowings increased from $249.6 million or 11.54% of assets at December 31, 2015 to $269.6 million or 12.01% of assets at March 31, 2016.  Borrowings were added to fund loan growth and FHLB advances continued to account for all of the Bank’s borrowings.

HarborOne Bank’s equity increased from $190.7 million or 8.82% of assets at December 31, 2015 to $191.9 million or 8.55% of assets at March 31, 2016.  Tangible equity increased from $177.0 million or 8.18% of assets at December 31, 2015 to $178.2 million or 7.94% of assets at March 31, 2016.  Most of the increase in equity was due an increase in accumulated other comprehensive income reflecting an increase in the fair value of available-for-sale securities and, to a lesser extent, equity growth was realized through retention of earnings.

HarborOne Bank’s operating results for the twelve months ended December 31, 2015 and March 31, 2016 are also set forth in Table 1.  The Bank’s reported earnings decreased from $5.8 million or 0.27% of average assets for the twelve months ended December 31, 2015 to $5.0 million or 0.23% of average assets for the twelve months ended March 31, 2016.  The decrease in net income was due to an increase in operating expenses and, to a lesser extent, a decrease in net gains on the sale of investment securities, which were partially offset by increases in net interest income, mortgage banking income and other non-interest operating income, and a slight decrease in loan loss provisions.

HarborOne Bank’s net interest income increased from $52.2 million or 2.46% of average assets for the twelve months ended December 31, 2015 to $54.1 million or 2.51% of average assets for the twelve months ended March 31, 2016.  Most of the increase was due to an increase in interest income, while a slight decrease in interest expense also contributed to the increase in the Bank’s net interest income.  The increase in interest income was realized through earning a higher average yield on interest-earning assets, which was facilitated by loan growth, including growth of higher yielding commercial loans, and repositioning of the investment portfolio that served to increase the overall yield on the portfolio.  The slight decline in interest expense was supported by a reduction in borrowings interest expenses, which resulted from the pre-payment of FHLB borrowings.  Overall, the Bank’s interest rate spread increased from 2.41% during the first quarter of 2015 to 2.61% during the first quarter of 2016.

Operating expenses increased from $78.0 million or 3.68% of average assets for the twelve months ended December 31, 2015 to $87.7 million or 4.07% of average assets during the twelve months ended March 31, 2016.  Most of the increase in operating expenses was related to Merrimack Mortgage’s operating expenses, which was acquired by the Bank in July 2015 and, therefore, did not have an impact the Bank’s operating expenses in the first quarter of 2015.  In addition to Merrimack Mortgage’s operating expenses, the increase in the Bank’s updated operating expenses was due to higher salaries and benefit costs related to  the hiring of additional commercial lending and credit support staff, which included staffing for the Bank’s newly opened commercial loan production office, and the restructuring of certain executive benefits.  Overall, HarborOne Bank’s updated ratios for net interest income and operating expenses provided for a lower expense coverage ratio (net interest income divided by operating expenses), as HarborOne Bank’s expense coverage ratios decreased from 0.67x for the twelve months ended December 31, 2015 to 0.62x for the twelve months ended March 31, 2016.

Non-interest operating income was higher during the most recent twelve month period, which was also primarily related to an additional quarter of mortgage banking income generated from Merrimack Mortgage’s operations.  Merrimack Mortgage accounted for $6.6 million of the Bank’s total mortgage banking income of $7.0 million in the first quarter of 2016.  Comparatively, the Bank reported mortgage banking income of $403,000 in the first quarter of 2015.  Mortgage banking income and gain on consumer loan sales totaled $26.9 million or 1.25% of average assets for the twelve months ended March 31, 2016, as compared to $20.2 million or 0.95% of average assets for the twelve months ended December 31, 2015.  Other sources of non-interest operating income were up slightly during the most recent twelve month period, with such income increasing from $14.9 million or 0.70% of average for the twelve months ended December 31, 2015 to $15.0 million or 0.70% of average assets for the twelve months ended March 31, 2016.  Overall, when factoring non-interest operating income into core earnings, the Bank’s updated efficiency ratio of 91.26% (operating expenses, as a percent of net interest income and non-interest operating income) was slightly less favorable compared to its efficiency ratio of 89.54% recorded for the twelve months ended December 31, 2015.

The Bank’s updated earnings showed a slight decrease in non-operating gains realized from the sale of securities, which amounted to $243,000 or 0.01% of average assets for the twelve months ended March 31, 2106 compared to $295,000 or 0.01% of average assets for the twelve months ended December 31, 2015.

Slightly lower loan loss provisions were established in the most recent twelve period, decreasing from $1.3 million or 0.06% of average assets for the twelve months ended December 31, 2015 to $1.2 million or 0.06% of average assets for the twelve months ended March 31, 2016.  As of March 31, 2016, the Bank maintained an allowance for loan losses of $13.7 million equal to 49.56% of non-performing loans.

2.              Peer Group Financial Comparisons

Tables 2 and 3 present the financial characteristics and operating results for HarborOne Bank, the Peer Group and all publicly-traded thrifts.  The Bank’s and the Peer Group’s ratios are based on financial results through March 31, 2016 and December 31, 2015, respectively.

In general, the comparative balance sheet ratios for the Bank and the Peer Group did not vary significantly from the ratios exhibited in the Original Appraisal.  Consistent with the Original Appraisal, the Bank’s updated interest-earning asset composition reflected a lower concentration of cash and investments and a higher concentration of loans.  Overall, the Bank’s and the Peer Group’s updated interest-earning assets-to-assets ratios equaled 94.54% and 95.14%, respectively.

HarborOne Bank’s updated funding composition continued to show a higher concentration of deposits and a lower concentration of borrowings relative to the comparable Peer Group ratios.  Updated interest-bearing liabilities-to-assets ratios equaled 90.05% and 85.64% for the Bank and the Peer Group, respectively.  HarborOne Bank’s updated tangible equity-to-assets ratio equaled 7.94%, which remained below the comparable Peer Group ratio of 12.80%.  Overall, HarborOne Bank’s updated interest-earning assets-to-interest-bearing liabilities (“IEA/IBL”) ratio equaled 104.99%, which remained below the comparable Peer Group ratio of 111.09%.  As discussed in the Original Appraisal, the additional capital realized from the stock proceeds should serve to increase HarborOne Bank’s IEA/IBL ratio to a ratio that is more comparable to the Peer Group’s ratio, as the level of interest-bearing liabilities funding assets will be lower due to the increase in capital realized from the offering and the net proceeds realized from the offering will be primarily deployed into interest-earning assets.

Updated growth rates for HarborOne Bank are based on annualized growth rates for the fifteen months ended March 31, 2016, while the Peer Group’s updated growth rates are based on annual growth for the twelve months ended December 31, 2015.  HarborOne Bank recorded a 7.83% increase in assets, versus asset growth of 9.90% recorded by the Peer Group.  Asset growth for HarborOne Bank was driven by a 7.23% increase in loans and was supplemented with a 10.53% increase in cash and investments.  Asset growth for the Peer Group was sustained by a 15.97% increase in loans, which was in part funded by a 6.75% reduction in cash and investments.

Table 2

Balance Sheet Composition and Growth Rates

Comparable Institution Analysis

As of December 31, 2015 or the Most Recent Date Available

			Balance Sheet as a Percent of Assets										Balance Sheet Annual Growth Rates							Regulatory Capital
			Cash &	MBS &		Net		Borrowed	Sub.	Total	Goodwill	Tangible		MBS, Cash &			Borrows.	Total	Tangible	Tier 1	Tier 1	Risk-Based
			Equivalents	Invest	BOLI	Loans (1)	Deposits	Funds	Debt	Equity	& Intang	Equity	Assets	Investments	Loans	Deposits	&Subdebt	Equity	Equity	Leverage	Risk-Based	Capital

HarborOne Bank		MA	5.09%	8.95%	1.72%	80.50%	78.04%	12.01%	0.00%	8.55%	0.61%	7.94%	7.83%	10.53%	7.23%	13.08%	-15.02%	3.65%	-0.85%	8.18%	10.40%	11.20%
March 31, 2016

All Public Companies
Averages			5.12%	17.33%	1.89%	71.92%	73.26%	12.03%	0.40%	13.27%	0.72%	12.48%	11.90%	4.81%	16.25%	11.49%	18.78%	10.77%	11.13%	13.08%	19.25%	20.26%
Medians			4.10%	16.41%	1.90%	73.37%	73.87%	11.26%	0.00%	11.89%	0.05%	11.46%	8.06%	-2.05%	11.77%	8.45%	7.23%	2.66%	3.19%	11.87%	17.03%	18.03%

State of MA
Averages			5.06%	13.26%	1.78%	77.91%	73.01%	13.24%	0.16%	12.73%	0.09%	12.63%	12.73%	-0.66%	17.21%	12.61%	44.15%	6.28%	19.67%	13.85%	16.71%	17.76%
Medians			3.69%	10.36%	1.57%	80.22%	72.36%	13.62%	0.00%	11.87%	0.00%	11.87%	11.14%	-0.33%	14.82%	10.14%	31.70%	2.86%	5.21%	13.42%	16.23%	17.20%

Comparable Recent MHC Offerings(2)
Provident Bancorp, Inc.		MA	1.45%	19.01%	1.84%	75.03%	81.53%	5.96%	0.00%	11.51%	0.00%	11.51%	5.43%	-13.07%	12.39%	5.64%	-4.27%	8.54%	8.54%	11.31%	13.87%	15.37%

Comparable Group
Averages			3.02%	17.05%	2.25%	75.07%	70.76%	14.74%	0.14%	13.17%	0.37%	12.80%	9.90%	-6.75%	15.97%	10.57%	35.34%	1.29%	1.75%	13.34%	20.05%	20.94%
Medians			2.40%	15.07%	1.81%	75.62%	70.86%	15.54%	0.00%	10.41%	0.23%	9.71%	9.35%	-3.06%	14.01%	10.49%	13.10%	1.06%	2.57%	9.95%	15.55%	16.59%

Comparable Group
BLMT	BSB Bancorp, Inc.	MA	2.83%	9.78%	1.64%	84.74%	70.03%	20.89%	0.00%	8.06%	0.00%	8.06%	27.17%	7.01%	30.25%	28.94%	31.70%	6.71%	6.25%	8.37%	11.34%	12.22%
BHBK	Blue Hills Bancorp, Inc.	MA	1.57%	21.07%	1.50%	72.65%	67.82%	12.30%	0.00%	18.86%	0.56%	18.31%	22.35%	-4.29%	33.87%	18.23%	246.67%	-3.10%	-0.19%	19.60%	23.80%	24.84%
CSBK	Clifton Bancorp Inc.	NJ	2.61%	31.24%	4.78%	59.97%	57.72%	12.59%	0.00%	28.60%	0.00%	28.60%	-2.54%	-24.55%	11.36%	-5.27%	30.67%	-8.19%	-5.43%	28.84%	58.78%	59.44%
EBSB	Meridian Bancorp, Inc.	MA	5.54%	4.33%	1.12%	86.53%	77.83%	4.74%	0.00%	16.69%	0.39%	16.30%	7.50%	-37.31%	15.10%	9.55%	-2.72%	1.80%	2.16%	16.71%	16.52%	17.48%
ESSA	ESSA Bancorp, Inc.	PA	1.54%	23.15%	1.75%	69.64%	70.33%	18.89%	0.00%	9.64%	0.96%	8.68%	12.48%	-1.82%	15.94%	12.09%	20.66%	0.32%	2.98%	9.75%	13.60%	14.39%
FBNK	First Connecticut Bancorp, Inc.	CT	2.18%	6.88%	1.87%	86.81%	73.52%	15.65%	0.00%	9.07%	0.00%	9.07%	8.98%	-0.53%	10.79%	14.91%	-10.14%	4.76%	4.09%	9.39%	11.91%	12.88%
OCFC	OceanFirst Financial Corp.	NJ	1.69%	17.20%	2.22%	76.10%	73.92%	15.44%	0.87%	9.20%	0.08%	9.12%	10.03%	-10.86%	16.56%	11.43%	5.54%	9.25%	6.37%	9.72%	13.87%	14.80%
OSHC	Ocean Shore Holding Co.	NJ	8.41%	11.39%	2.34%	75.14%	77.83%	10.06%	0.00%	10.71%	0.49%	10.23%	1.82%	7.32%	1.28%	3.17%	-10.42%	5.65%	5.66%	10.15%	19.58%	20.16%
SIFI	SI Financial Group, Inc.	CT	2.75%	12.95%	1.48%	78.77%	71.40%	15.83%	0.56%	10.41%	1.22%	9.19%	9.72%	6.54%	11.63%	4.68%	55.15%	-2.16%	-1.11%	9.73%	14.86%	15.97%
WFD	Westfield Financial, Inc.	MA	1.02%	32.53%	3.75%	60.40%	67.19%	21.03%	0.00%	10.41%	0.00%	10.41%	1.50%	-9.02%	12.92%	7.93%	-13.70%	-2.16%	-3.26%	11.16%	16.23%	17.20%

(1) Includes loans held for sale.

(2) Ratios are based on the date of the most recent financial statements disclosed in the offering prospectus.

Source:  SNL Financial, LC. and RP® Financial, LC. calculations.  The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2016 by RP® Financial, LC.

Table 3

Income as Percent of Average Assets and Yields, Costs, Spreads

Comparable Institution Analysis

For the 12 Months Ended December 31 , 2015 or the Most Recent Date Available

				Net Interest Income					Non-Interest Income			Non-Op. Items			Yields, Costs, and Spreads
							Loss	NII	Gain	Other	Total			Provision				MEMO:	MEMO:
			Net				Provis.	After	on Sale of	Non-Int	Non-Int	Net Gains/	Extrao.	for	Yield	Cost	Yld-Cost	Assets/	Effective
			Income	Income	Expense	NII	on IEA	Provis.	Loans	Income	Expense	Losses (1)	Items	Taxes	On IEA	Of IBL	Spread	FTE Emp.	Tax Rate
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)		(%)
HarborOne Bank		MA
March 31, 2016			0.23%	3.18%	0.67%	2.51%	0.06%	2.45%	1.25%	0.70%	4.07%	0.01%	0.00%	0.11%	3.36%	0.82%	2.54%	$3,749	32.35%

All Public Companies
Averages			0.76%	3.55%	0.58%	2.97%	0.03%	2.94%	0.31%	0.53%	2.81%	-0.03%	0.00%	0.17%	3.80%	0.78%	3.02%	$6,675	17.45%
Medians			0.68%	3.53%	0.57%	3.00%	0.07%	2.90%	0.05%	0.41%	2.67%	0.00%	0.00%	0.27%	3.82%	0.75%	3.05%	$5,916	31.98%

State of MA
Averages			0.55%	3.50%	0.60%	2.91%	0.11%	2.80%	0.02%	0.25%	2.25%	0.01%	0.00%	0.29%	3.68%	0.79%	2.89%	$9,194	33.03%
Medians			0.48%	3.70%	0.62%	3.09%	0.09%	2.97%	0.01%	0.24%	2.28%	0.01%	0.00%	0.24%	3.88%	0.82%	3.10%	$8,486	33.03%

Comparable Recent MHC Offerings(2)
Provident Bancorp, Inc.		MA	0.71%	3.65%	0.36%	3.29%	0.23%	3.06%	0.00%	0.54%	2.72%	0.07%	0.00%	0.23%	3.84%	0.52%	3.32%	$6,098	24.16%

Comparable Group
Averages			0.55%	3.28%	0.61%	2.67%	0.12%	2.55%	0.02%	0.37%	2.19%	0.05%	0.00%	0.26%	3.52%	0.78%	2.74%	$8,263	31.24%
Medians			0.53%	3.25%	0.63%	2.69%	0.12%	2.56%	0.01%	0.35%	2.25%	0.04%	0.00%	0.25%	3.50%	0.78%	2.79%	$7,494	32.03%

Comparable Group
BLMT	BSB Bancorp, Inc.	MA	0.44%	3.07%	0.65%	2.43%	0.15%	2.28%	0.03%	0.18%	1.77%	0.00%	0.00%	0.27%	3.18%	0.85%	2.33%	$14,054	38.47%
BHBK	Blue Hills Bancorp, Inc.	MA	0.39%	3.15%	0.47%	2.67%	0.22%	2.45%	0.01%	0.35%	2.38%	0.11%	0.00%	0.15%	3.33%	0.69%	2.64%	$10,120	28.19%
CSBK	Clifton Bancorp Inc.	NJ	0.69%	2.97%	0.75%	2.22%	0.04%	2.18%	0.00%	0.15%	1.57%	0.23%	0.00%	0.32%	3.19%	1.11%	2.08%	$10,915	31.45%
EBSB	Meridian Bancorp, Inc.	MA	0.74%	3.69%	0.61%	3.08%	0.20%	2.88%	0.02%	0.30%	2.17%	0.07%	0.00%	0.36%	3.94%	0.77%	3.17%	$7,921	32.72%
ESSA	ESSA Bancorp, Inc.	PA	0.57%	3.39%	0.65%	2.74%	0.14%	2.60%	0.00%	0.44%	2.32%	0.02%	0.00%	0.17%	3.62%	0.79%	2.83%	$5,820	22.57%
FBNK	First Connecticut Bancorp, Inc.	CT	0.48%	3.12%	0.51%	2.61%	0.09%	2.52%	0.10%	0.35%	2.34%	0.07%	0.00%	0.22%	3.34%	0.59%	2.75%	$7,898	31.28%
OCFC	OceanFirst Financial Corp.	NJ	0.82%	3.48%	0.37%	3.12%	0.05%	3.07%	0.04%	0.63%	2.39%	-0.08%	0.00%	0.44%	3.63%	0.41%	3.22%	$7,024	34.88%
OSHC	Ocean Shore Holding Co.	NJ	0.65%	3.34%	0.64%	2.70%	0.07%	2.64%	0.00%	0.42%	2.08%	0.00%	0.00%	0.32%	3.94%	0.91%	3.03%	$6,441	33.11%
SIFI	SI Financial Group, Inc.	CT	0.31%	3.41%	0.63%	2.78%	0.18%	2.60%	0.03%	0.69%	2.87%	0.01%	0.00%	0.15%	3.64%	0.74%	2.90%	$5,344	32.61%
WFD	Westfield Financial, Inc.	MA	0.42%	3.15%	0.80%	2.35%	0.09%	2.26%	0.00%	0.24%	2.04%	0.12%	0.00%	0.16%	3.38%	0.93%	2.45%	$7,090	27.10%

(1) Net gains/losses includes gain/loss on sale of securities and nonrecurring income and expense.

(2) Ratios are based on the date of the most recent financial statements disclosed in the offering prospectus.

Source:  SNL Financial, LC. and RP® Financial, LC. calculations.  The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2016 by RP® Financial, LC.

On the funding side of the balance sheet, HarborOne Bank’s asset growth was funded by deposit growth of 13.08%, which also funded a 15.02% reduction in borrowings.  Comparatively, asset growth for the Peer Group was funded by a 10.57% increase in deposits and a 35.34% increase in borrowings.  Updated tangible net worth growth rates showed a decrease of 0.85% for the Bank and a 1.75% increase for the Peer Group.  As noted in the Original Appraisal, the Bank’s post-conversion capital growth rate will initially be constrained by maintenance of a higher pro forma capital position.  Dividend payments and stock repurchases, pursuant to regulatory limitations and guidelines, could also potentially slow the Bank’s capital growth rate in the longer term following the stock offering.

Table 3 displays comparative operating results for HarborOne Bank and the Peer Group, based on the Bank’s earnings for the twelve months ended March 31, 2016 and the Peer Group’s earnings for the twelve months ended December 31, 2015.  HarborOne Bank and the Peer Group reported net income to average assets ratios of 0.23% and 0.55%, respectively.  A higher ratio for non-interest operating income and a lower ratio for loan loss provisions represented earnings advantages for the Bank, which were more than offset by earnings advantages maintained by the Peer Group with respect to higher ratios for net interest income and net gains, as well as a lower ratio for operating expenses.

In terms of core earnings strength, updated expense coverage ratios posted by HarborOne Bank and the Peer Group equaled 0.62x and 1.22x, respectively.  The Bank’s lower expense coverage continued to be largely due to its significantly higher operating expense ratio which is a function of the significance of the Bank’s mortgage banking operations relative to its asset size, while the Peer Group also continued to show a higher net interest income ratio compared to the Bank’s net interest income ratio.

HarborOne Bank’s mortgage banking operations also continued to translate into a higher level of non-interest operating income for the Bank, as such income amounted to 1.95% and 0.39% of the Bank’s and the Peer Group’s average assets, respectively.  Accordingly, taking non-interest operating income into account in assessing HarborOne Bank’s core earnings relative to the Peer Group’s core earnings, the Bank’s updated efficiency ratio of 91.26% remained higher or less favorable than the Peer Group’s efficiency ratio of 71.57%.

Net non-operating gains continued to be a slightly larger contributor to the Peer Group’s earnings, as the Bank and the Peer Group reported net non-operating gains equal to 0.01% and 0.05% of average assets, respectively.  As set forth in the Original Appraisal, typically such gains and losses are discounted in valuation analyses as they tend to have a relatively high degree of volatility, and, thus, are not considered part of core operations.  Extraordinary items remained a non-factor in the Bank’s and the Peer Group’s updated earnings.

Loan loss provisions remained a slightly more significant factor in the Peer Group’s earnings, with loan loss provisions established by the Bank and the Peer Group equaling 0.06% and 0.12% of average assets, respectively.

The Bank’s effective tax rate of 32.35% remained similar to the Peer Group’s effective tax rate of 31.24%.  As set forth in the prospectus, the Bank’s effective marginal tax rate is equal to 40.0%.

The Bank’s updated credit quality measures continued to imply a higher degree of credit risk exposure relative to the Peer Group’s implied credit risk exposure.  As shown in Table 4, the Bank’s ratios for non-performing/assets and non-performing loans/loans equaled 2.42% and 2.98%, respectively, versus comparable measures of 1.01% and 1.23% for the Peer Group.  As noted in the Original Appraisal, the measures for non-performing assets and non-performing loans include accruing loans that are classified as troubled debt restructurings, with such loans accounting for 45.4% of the Bank’s non-performing assets at March 31, 2016.  The Bank’s and the Peer Group’s loss reserves as a percent of non-performing loans equaled 26.18% and 77.38%, respectively.  Loss reserves maintained as percent of loans receivable equaled 0.78% for the Bank, versus 0.82% for the Peer Group.  Net loan charge-offs remained a similar factor for the Bank and the Peer Group, as net loan charge-offs as a percent of loans equaled 0.07% for the Bank and 0.06% for the Peer Group.

3.              Stock Market Conditions

Since the date of the Original Appraisal, the performance of the broader stock market has generally showed a positive trend.  The broader stock market traded lower heading into mid-February 2016, as investors reacted to the January employment report which showed a slowdown in job growth.  A strong retail sales report for January and a jump in oil prices contributed to stocks rallying in mid-February.  The positive trend in the broader stock market continued through the second half of February, with the Dow Jones Industrial Average (“DJIA”) closing up 0.3%  for the month of February.  Signs of an improving U.S. economy helped stocks surge to their highest level in two months, in which the late-February rally was led by financial and technology shares.  Strong job gains reflected in the February employment report sustained the positive trend in the boarder stock market, as the DJIA posted its third consecutive weekly gain during the first week of March.  Higher oil prices and a rebound in energy shares extended the stock market rally into mid-March, with DJIA moving into positive territory for the year following the fifth consecutive week of gains for the DJIA.  After settling into a narrow trading range in closing weeks of the first quarter, the DJIA closed up 1.5% for the first quarter.  Noted factors contributing to the stock market gains in the first quarter included a recovery in oil prices, data showing a stable U.S. economy and reassuring comments from the Federal Reserve that it would take a slow path for future interest rate increases.

Stocks traded in a narrow range during the first couple weeks of the second quarter of 2016, as investors turned cautious at the start of the first quarter earnings season that was expected to show a decline in corporate profits.  Bank stocks contributed to stock market gains in mid-April with the DJIA closing above 18000 for the first time since July 20, 2015, as first quarter earnings reports posted by some of the large banks came in above lowered expectations.  The broader stock market traded in a narrow range heading into the last week of April, as investors turned cautious ahead of the late-April meeting of the Federal Reserve.  On April 22, 2016, the DJIA closed at 18003.75 or 11.10% higher since the date of the Original Appraisal and the NASDAQ closed at 4906.23 or 12.45% higher since the date of the Original Appraisal.

The market for thrift stocks also showed a positive trend since the date of the Original Appraisal, although, in general, thrift stocks did not match the performance of the broader stock market.  Disappointing job growth reported in the January employment data pulled thrift shares lower going into mid-February 2016, which was followed by a rebound as

Table 4

Credit Risk Measures and Related Information

Comparable Institution Analysis

As of December 31, 2015 or the Most Recent Date Available

				NPAs &				Rsrves/
			REO/	90+Del/	NPLs/	Rsrves/	Rsrves/	NPAs &	Net Loan	NLCs/
			Assets	Assets (1)	Loans (1)	Loans HFI	NPLs (1)	90+Del (1)	Chargeoffs (2)	Loans
			(%)	(%)	(%)	(%)	(%)	(%)	($000)	(%)
HarborOne Bank		MA
March 31, 2016			0.09%	2.42%	2.98%	0.78%	26.18%	25.21%	$1,297	0.07%

All Public Companies
Averages			0.20%	1.41%	1.67%	1.05%	97.57%	86.30%	$1,925	0.05%
Medians			0.09%	1.10%	1.29%	0.97%	78.88%	66.33%	$241	0.05%

State of MA
Averages			0.02%	0.63%	0.80%	0.94%	150.35%	150.34%	$221	0.02%
Medians			0.00%	0.61%	0.77%	0.98%	116.59%	116.59%	$59	0.01%

Comparable Recent MHC Offerings(3)
Provident Bancorp, Inc.		MA	0.00%	0.86%	1.13%	1.44%	127.75%	127.75%	$305	0.06%

Comparable Group
Averages			0.08%	1.01%	1.23%	0.82%	77.38%	74.95%	$738	0.06%
Medians			0.01%	0.95%	1.11%	0.84%	72.06%	72.06%	$657	0.05%

Comparable Group
BLMT	BSB Bancorp, Inc.	MA	0.00%	0.59%	0.69%	0.73%	105.66%	105.58%	$(42)	0.00%
BHBK	Blue Hills Bancorp, Inc.	MA	0.00%	0.52%	0.70%	1.11%	157.01%	157.01%	$(39)	0.00%
CSBK	Clifton Bancorp Inc.	NJ	0.00%	0.45%	0.75%	0.53%	70.81%	70.81%	$87	0.01%
EBSB	Meridian Bancorp, Inc.	MA	0.00%	1.29%	1.48%	1.09%	73.32%	73.32%	$1,731	0.06%
ESSA	ESSA Bancorp, Inc.	PA	0.16%	1.48%	1.88%	0.75%	39.87%	35.57%	$1,484	0.13%
FBNK	First Connecticut Bancorp, Inc.	CT	0.01%	1.19%	1.34%	0.86%	63.39%	62.84%	$1,202	0.05%
OCFC	OceanFirst Financial Corp.	NJ	0.34%	2.06%	2.24%	0.84%	37.52%	31.31%	$870	0.05%
OSHC	Ocean Shore Holding Co.	NJ	0.17%	1.07%	1.19%	0.41%	33.97%	28.47%	$1,259	0.16%
SIFI	SI Financial Group, Inc.	CT	0.07%	0.83%	0.96%	0.84%	87.73%	79.99%	$443	0.04%
WFD	Westfield Financial, Inc.	MA	0.00%	0.63%	1.03%	1.08%	104.55%	104.55%	$383	0.05%

(1)  Includes TDRs for the Company and the Peer Group.

(2)  Net loan chargeoffs are shown on a last twelve month basis.

(3) Ratios are based on the date of the most recent financial statements disclosed in the offering prospectus.

Source:  SNL Financial, LC and RP® Financial, LC. calculations.  The information provided in this table has been obrained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2016 by RP® Financial, LC.

investors favored beaten down financial shares with the release of a strong retail sales report for January.  A strong durable-goods report for January contributed to further gains in the thrift sector heading into late-February.  Financial and technology shares led the broader stock higher at the start of March, as stocks rallied on signs of an improving U.S. economy.  The advance in thrift shares continued through the first full week of March, as strong job gains reflected in the February employment data served to further ease recession worries.  Thrift stocks continued to edge higher through the end of March, as most sectors traded higher after the Federal Reserve signaled a more gradual pace of interest rate increases.  Financial shares traded lower at the start of the second quarter of 2016, as investors anticipated a decline in first quarter profitability for the banking sector.  Better-than-expected first quarter earnings reports posted by some of the money center banks contributed to a mid-April rebound for bank and thrift stocks in general.  On April 22, 2016, the SNL Index for all publicly-traded thrifts closed at 795.2, an increase of 7.75% since February 5, 2016.

Since the date of the Original Appraisal, the updated pricing measures for the Peer Group did not match the increase in the SNL Index for all publicly-traded thrifts and also generally did not match the performance reflected in the updated pricing measures for all publicly-traded thrifts.  Based on closing stock prices as of April 22, 2016, eight out of ten Peer Group companies were trading at higher prices compared to their closing stock prices as of the date of the Original Appraisal.  A comparative pricing analysis of the Peer Group and all publicly-traded thrifts is shown in the following table, based on closing stock market prices as of February 5, 2016 and April 22, 2016.

Average Pricing Characteristics

	At Feb. 5,	At April 22,	%
	2016	2016	Change

Peer Group(1)
Price/Earnings (x)	21.13x	21.07x	(0.28)%
Price/Core Earnings (x)	21.03	22.07	4.95
Price/Book (%)	109.43%	114.06%	4.23
Price/Tangible Book (%)	113.20	117.76	4.03
Price/Assets (%)	14.39	14.94	3.82
Avg. Mkt. Capitalization ($Mil)	$280.30	$292.68	4.42

All Publicly-Traded Thrifts
Price/Earnings (x)	17.93x	18.01x	0.45)%
Price/Core Earnings (x)	18.53	18.28	(1.35)
Price/Book (%)	104.85%	111.77%	6.60
Price/Tangible Book (%)	113.19	120.78	6.71
Price/Assets (%)	13.38	13.90	3.89
Avg. Mkt. Capitalization ($Mil)	$435.84	$480.55	10.26

As set forth in the Original Appraisal, the “new issue” market is separate and distinct from the market for seasoned issues like the Peer Group companies in that the pricing ratios for converting issues are computed on a pro forma basis, specifically:  (1) the numerator and denominator are both impacted by the conversion offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds, effective tax rates, stock plan purchases, etc. which impact pro forma financials, whereas pricing for existing issues are based on reported financials.  The distinction between the pricing of converting and existing issues is perhaps most evident in the case of the price/book (“P/B”) ratio in that the P/B ratio of a converting thrift will typically result in a discount to book value, whereas in the current market for existing thrifts the P/B ratio may reflect a premium to book value.  Therefore, it is appropriate to also consider the market for new issues, both at the time of the conversion and in the aftermarket.

As shown in Table 5, one standard conversion offering and one second-step conversion offering were completed during 2016.  There have been no conversions completed during the past three months.  The most recent first-step MHC offering was completed by Cincinnati Bancorp of Ohio, which completed its mutual holding company offering on October 15, 2015.  Cincinnati Bancorp’s offering was closed at the top of its offering range equal to gross proceeds of $7.7 million and a pro forma fully-converted price/tangible book ratio of 66.7%.  After the first week of trading, Cincinnati Bancorp’s stock price was down 5.0% from its IPO price.  As of April 22, 2016, Cincinnati Bancorp’s stock price was down 11.0% from its IPO price.

Summary of Adjustments

In the Original Appraisal, we made the following adjustments to HarborOne Bank’s pro forma value based upon our comparative analysis to the Peer Group:

PreviousValuation
Key Valuation Parameters:	Adjustment

Financial Condition	Slight Downward
Profitability, Growth and Viability of Earnings	Moderate Downward
Asset Growth	No Adjustment
Primary Market Area	Slight Upward
Dividends	Slight Downward
Liquidity of the Shares	No Adjustment
Marketing of the Issue	Slight Downward
Management	No Adjustment
Effect of Govt. Regulations and Regulatory Reform	No Adjustment

The factors concerning the valuation parameters of primary market area, dividends, liquidity of the shares, management and effect of government regulations and regulatory reform did not change since the Original Appraisal.  Accordingly, those parameters were not discussed further in this update.

In terms of balance sheet strength, on a pro forma basis the Bank’s updated financial condition continued to warrant a slight downward adjustment largely on the basis of HarborOne Bank’s less favorable credit quality measures.  A moderate downward adjustment remained appropriate for earnings, as the Bank’s reported and core earnings remained somewhat less favorable compared to the Peer Group’s reported and core earnings.  No adjustment remained

Table 5

Pricing Characteristics and After-Market Trends

Conversions Completed in the Last Three Months

											Contribution to		Insider Purchases
Institutional Information			Pre-Conversion Data				Offering Information				Char. Found.		% Off Incl. Fdn.+Merger Shares
			Financial Info.		Asset Quality		Excluding Foundation					% of	Benefit Plans				Initial
	Conversion			Equity/	NPAs/	Res.	Gross	%	% of	Exp./		Public Off.		Recog.	Stk	Mgmt.&	Div.
Institution	Date	Ticker	Assets	Assets	Assets	Cov.	Proc.	Offer	Mid.	Proc.	Form	Inc. Fdn.	ESOP	Plans	Option	Dirs.	Yield
			($Mil)	(%)	(%)	(%)	($Mil.)	(%)	(%)	(%)		(%)	(%)	(%)	(%)	(%)(1)	(%)

Standard Conversions
Central Federal Bancshares, Inc. - MO	1/13/16	CFDB-OTC Pink	$62	22.08%	1.50%	89%	$17.2	100%	132%	7.0%	C/S	$100K/3.85%	8.0%	4.0%	10.0%	0.8%	0.00%

Averages - Standard Conversions:			$62	22.08%	1.50%	89%	$17.2	100%	132%	7.0%	N.A.	N.A.	8.0%	4.0%	10.0%	0.8%	0.00%
Medians - Standard Conversions:			$62	22.08%	1.50%	89%	$17.2	100%	132%	7.0%	N.A.	N.A.	8.0%	4.0%	10.0%	0.8%	0.00%

Second-Step Conversions
PB Bancorp, Inc. - CT*	1/8/16	PBBI-NASDAQ	$469	11.23%	1.63%	38%	$36.3	58%	132%	3.8%	N.A.	N.A.	7.0%	4.0%	10.0%	1.9%	0.00%

Averages - Second-Step Conversions:			$469	11.23%	1.63%	38%	$36.3	58%	132%	3.8%	N.A.	N.A.	7.0%	4.0%	10.0%	1.9%	0.00%
Medians - Second-Step Conversions:			$469	11.23%	1.63%	38%	$36.3	58%	132%	3.8%	N.A.	N.A.	7.0%	4.0%	10.0%	1.9%	0.00%

Averages - All Conversions:			$266	16.66%	1.57%	63%	$26.7	79%	132%	5.4%	N.A.	N.A.	7.5%	4.0%	10.0%	1.4%	0.00%
Medians - All Conversions:			$266	16.66%	1.57%	63%	$26.7	79%	132%	5.4%	N.A.	N.A.	7.5%	4.0%	10.0%	1.4%	0.00%

			Pro Forma Data							Post-IPO Pricing Trends
Institutional Information			Pricing Ratios(2)(5)			Financial Charac.				Closing Price:
										First		After		After
	Conversion			Core		Core		Core	IPO	Trading	%	First	%	First	%	Thru	%
Institution	Date	Ticker	P/TB	P/E	P/A	ROA	TE/A	ROE	Price	Day	Chge	Week(3)	Chge	Month(4)	Chge	4/22/2016	Chge
			(%)	(x)	(%)	(%)	(%)	(%)	($)	($)	(%)	($)	(%)	($)	(%)	($)	(%)

Standard Conversions
Central Federal Bancshares, Inc. - MO	1/13/16	CFDB-OTC Pink	64.6%	NM	23.6%	-0.1%	36.5%	-0.2%	$10.00	$10.45	4.5%	$10.54	5.4%	$10.60	16.0%	$11.05	25.6%

	Averages - Standard Conversions:		64.6%	NM	23.6%	-0.1%	36.5%	-0.2%	$10.00	$10.45	4.5%	$10.54	5.4%	$10.60	16.0%	$11.05	25.6%
	Medians - Standard Conversions:		64.6%	NM	23.6%	-0.1%	36.5%	-0.2%	$10.00	$10.45	4.5%	$10.54	5.4%	$10.60	16.0%	$11.05	25.6%

Second-Step Conversions
PB Bancorp, Inc. - CT*	1/8/16	PBBI-NASDAQ	75.4%	94.5x	12.6%	0.1%	15.5%	0.8%	$8.00	$9.00	12.5%	$8.77	9.6%	$8.70	7.7%	$8.45	7.7%

	Averages - Second-Step Conversions:		75.4%	94.5x	12.6%	0.1%	15.5%	0.8%	$8.00	$9.00	12.5%	$8.77	9.6%	$8.70	7.7%	$8.45	7.7%
	Medians - Second-Step Conversions:		75.4%	94.5x	12.6%	0.1%	15.5%	0.8%	$8.00	$9.00	12.5%	$8.77	9.6%	$8.70	7.7%	$8.45	7.7%

	Averages - All Conversions:		70.0%	94.5x	18.1%	0.0%	26.0%	0.3%	$9.00	$9.73	8.5%	$9.66	7.5%	$9.65	11.9%	$9.75	16.7%
	Medians - All Conversions:		70.0%	94.5x	18.1%	0.0%	26.0%	0.3%	$9.00	$9.73	8.5%	$9.66	7.5%	$9.65	11.9%	$9.75	16.7%

Note: * - Appraisal performed by RP Financial; BOLD = RP Fin. Did the business plan, “NT” - Not Traded; “NA” - Not Applicable, Not Available; C/S-Cash/Stock.

(1)  As a percent of MHC offering for MHC transactions.

(2)  Does not take into account the adoption of SOP 93-6.

(3)  Latest price if offering is less than one week old.

(4)  Latest price if offering is more than one week but less than one month old.

(5)  Mutual holding company pro forma data on full conversion basis.

(6)  Simultaneously completed acquisition of another financial institution.

(7)  Simultaneously converted to a commercial bank charter.

(8)  Former credit union.

4/22/2016

appropriate for the Bank’s asset growth, as the Bank and the Peer Group showed comparable rates of historical asset growth that were primarily sustained by loan growth.  On a pro forma basis, the Bank’s leverage capacity will be similar to the Peer Group’s leverage capacity.

The general market for thrift stocks was up solidly since the date of the Original Appraisal, with the SNL Index for all publicly-traded thrifts increasing 7.75% since the date of the Original Appraisal compared to an increase of 11.10% in the DJIA.  The updated pricing measures for the Peer Group were also generally higher since the date of the Original Appraisal, but did not match the increase in the SNL Index for all publicly-traded thrifts and generally showed less significant increases compared to the updated pricing measures for all publicly-traded thrifts.

Overall, taking into account the foregoing factors, we believe that an increase in the Bank’s estimated pro market value as set forth in the Original Appraisal is appropriate.

Valuation Approaches: Fully-Converted and MHC Reported Basis

In applying the accepted valuation methodology promulgated by the FDIC, FRB and the Commissioner, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing HarborOne Bancorp’s to-be-issued stock — price/earnings (“P/E”), price/book (“P/B”), and price/assets (“P/A”) approaches — all performed on a pro forma basis including the effects of the stock proceeds.  In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in HarborOne Bancorp’s prospectus for reinvestment rate, effective tax rate, stock benefit plan assumptions, the Foundation and offering expenses (summarized in Exhibits 4 and 5).  The assumptions utilized in the pro forma analysis in calculating the Bank’s full conversion value were consistent with the assumptions utilized for the minority stock offering, except expenses were assumed to equal 3.0% of gross proceeds (summarized in Exhibits 2 and 3).

In computing the pro forma impact of the offering and the related pricing ratios, the valuation parameters utilized in the Original Appraisal were updated with HarborOne Bank’s financial data as of March 31, 2016.

Consistent with the Original Appraisal, this updated appraisal continues to be based primarily on fundamental analysis techniques applied to the Peer Group, including the P/E approach, the P/B approach and the P/A approach.  Also consistent with the Original Appraisal, this updated appraisal incorporates a “technical” analysis of recently completed offerings and publicly-traded MHCs on a fully-converted basis.

The Bank has adopted “Employers’ Accounting for Employee Stock Ownership Plans” (“ASC 718-40”), which causes earnings per share computations to be based on shares issued and outstanding excluding unreleased ESOP shares.  For purposes of preparing the pro forma pricing analyses, we have reflected all shares issued in the offering, including all ESOP shares, to capture the full dilutive impact, particularly since the ESOP shares are economically dilutive, receive dividends and can be voted.  However, we did consider the impact of ASC 718-40 in the valuation.

Based on the foregoing, we have concluded that an increase in HarborOne Bank’s value is appropriate.  Therefore, as of April 22, 2016, RP Financial concluded that the pro forma market value of HarborOne Bank’s full conversion offering equaled $242,880,000 at the midpoint, equal to 24,288,000 shares at $10.00 per share.  The updated midpoint value represents an increase of 6.67% from the pro forma market value as set forth in the Original Appraisal.

1.              P/E Approach.  The application of the P/E valuation method requires calculating the Bank’s pro forma market value by applying a valuation P/E multiple to the pro forma earnings base.  In applying this technique, we considered both reported earnings and a recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of the net proceeds.  The Bank’s reported earnings equaled $4.971 million for the twelve months ended March 31, 2016.  In deriving HarborOne Bank’s core earnings, the only adjustment made to reported earnings was to eliminate the gains on sale of securities equal to $243,000.  As shown below, assuming an effective marginal tax rate of 40.0% for the earnings adjustment, the Bank’s core earnings were estimated to equal $4.825 million for the twelve months ended March 31, 2016.

Amount
($000)

Net income	$4,971
Deduct: Net gain on sale of investment securities(1)	(146)
Core earnings estimate	$4,825

(1)         Adjustment was tax effected at 40.0%

Based on HarborOne Bank’s reported and estimated core earnings, and incorporating the impact of the pro forma assumptions discussed previously, the Bank’s reported and core P/E multiples (fully-converted basis) at the $242.9 million midpoint value equaled 58.65 times and 60.79 times, respectively.  The Bank’s updated reported and core P/E multiples provided for premiums of 178.36% and 175.44% relative to the Peer Group’s average reported and core P/E multiples of 21.07 times and 22.07 times, respectively (versus premiums of 115.95% and 124.96% relative to the Peer Group’s average reported and core P/E multiples as indicated in the Original Appraisal).  The Bank’s updated reported and core P/E multiples (fully-converted basis) indicated premiums of 198.93% and 184.46% relative to the Peer Group’s median reported and core P/E multiples, which equaled 19.62 times and 21.37 times, respectively (versus premiums of 133.64% and 152.19% relative to the Peer Group’s median reported and core P/E multiples as indicated in the Original Appraisal).  The Bank’s pro forma reported P/E ratios (fully-converted basis) at the minimum and the super maximum equaled 48.40 times and 82.92 times, respectively.  The Bank’s pro forma core P/E ratios (fully-converted basis) at the minimum and the super maximum equaled 50.11 times and 86.17 times, respectively.  The Bank’s implied fully-converted conversion pricing ratios relative to the Peer Group’s pricing ratios are indicated in Table 6, and the pro forma calculations are detailed in Exhibits 2 and 3.

On an MHC reported basis, the Bank’s reported and core P/E multiples at the $242.9 million midpoint value equaled 53.30 times and 55.07 times, respectively.  The

Table 6

Fully-Converted Market Pricing Versus Peer Group

HarborOne Bank

As of April 22, 2016

			Market		Per Share Data
			Capitalization		Core	Book						Dividends(3)			Financial Characteristics(5)
			Price/	Market	12 Month	Value/	Pricing Ratios(2)					Amount/		Payout	Total	Comm Eq./	Comm T. Eq./	NPAs/	Reported		Core		Offering
			Share	Value	EPS(1)	Share	P/E	P/B	P/A	P/TB	P/Core	Share	Yield	Ratio(4)	Assets	Assets	Assets	Assets	ROAA	ROAE	ROAA	ROAE	Range
			($)	($Mil)	($)	($)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	($Mil)
HarborOne Bank		MA
Supermaximum			$10.00	$321.21	$0.12	$14.39	82.92x	69.49%	12.77%	71.63%	86.17x	$0.00	0.00%	0.00%	$2,515	18.38%	17.83%	2.16%	0.15%	0.84%	0.15%	0.81%	$317.40
Maximum			$10.00	$279.31	$0.14	$15.28	69.54x	65.45%	11.26%	67.57%	72.16x	$0.00	0.00%	0.00%	$2,480	17.22%	16.67%	2.19%	0.16%	0.94%	0.16%	0.91%	$276.00
Midpoint			$10.00	$242.88	$0.16	$16.31	58.65x	61.31%	9.92%	63.49%	60.79x	$0.00	0.00%	0.00%	$2,449	16.18%	15.62%	2.22%	0.17%	1.05%	0.16%	1.01%	$240.00
Minimum			$10.00	$206.45	$0.20	$17.71	48.40x	56.47%	8.54%	58.65%	50.11x	$0.00	0.00%	0.00%	$2,418	15.12%	14.55%	2.25%	0.18%	1.17%	0.17%	1.13%	$204.00

All Non-MHC Public Companies(6)
Averages			$17.34	$480.55	$0.84	$15.32	18.01x	111.77%	13.90%	120.78%	18.28x	$0.30	1.71%	46.82%	$3,287	13.10%	12.37%	1.28%	0.70%	5.88%	0.74%	6.17%
Median			$14.20	$116.48	$0.64	$13.89	16.81x	104.65%	13.08%	113.95%	16.93x	$0.24	1.53%	37.32%	$1,018	11.80%	11.17%	0.97%	0.65%	5.18%	0.67%	5.30%

All Non-MHC State of MA(6)
Averages			$29.63	$237.79	$0.53	$21.37	22.27x	119.79%	14.40%	120.58%	25.66x	$0.31	0.92%	20.96%	$1,464	12.59%	12.49%	0.55%	0.56%	5.12%	0.55%	4.98%
Medians			$17.08	$177.39	$0.35	$16.38	23.36x	107.99%	13.27%	109.49%	26.34x	$0.12	0.90%	20.50%	$1,554	10.58%	10.58%	0.55%	0.45%	4.53%	0.46%	3.92%

State of MA(6)
BHBK	Blue Hills Bancorp, Inc.	MA	$14.18	$394.01	$0.27	$14.00	NM	101.30%	19.11%	104.39%	NM	$0.08	0.56%	21.43%	$2,114	18.86%	18.41%	0.52%	0.39%	1.76%	0.38%	1.70%
BLMT	BSB Bancorp, Inc.	MA	$23.47	$213.39	NA	$16.43	26.08x	142.88%	11.14%	142.88%	NM	NA	NA	NM	$1,813	8.06%	8.06%	0.59%	0.44%	4.87%	NA	NA
GTWN	Georgetown Bancorp, Inc.	MA	$20.00	$36.82	$0.84	$17.45	23.26x	114.59%	12.33%	114.59%	23.87x	$0.19	0.95%	22.09%	$297	10.76%	10.76%	0.73%	0.55%	5.00%	0.53%	4.87%
HIFS	Hingham Institution for Savings	MA	$123.27	$262.66	NA	$67.21	13.13x	183.42%	14.20%	183.42%	NM	$1.20	0.97%	15.76%	$1,769	7.80%	7.80%	0.25%	1.18%	14.81%	1.18%	14.79%
MELR	Melrose Bancorp, Inc.	MA	$15.00	$40.54	$0.25	$16.34	NM	91.82%	18.13%	91.82%	NM	NA	NA	NM	$231	19.74%	19.74%	0.11%	0.28%	1.06%	0.28%	1.06%
EBSB	Meridian Bancorp, Inc.	MA	$14.22	$766.40	$0.43	$10.72	30.91x	132.68%	22.14%	135.84%	33.04x	$0.12	0.84%	19.57%	$3,525	16.69%	16.36%	1.29%	0.74%	4.19%	0.69%	3.92%
WEBK	Wellesley Bancorp, Inc.	MA	$19.16	$47.11	$1.13	$21.22	16.81x	90.28%	7.58%	90.28%	16.93x	$0.12	0.63%	10.53%	$621	8.40%	8.40%	0.27%	0.46%	5.21%	0.46%	5.17%
WFD	Westfield Financial, Inc.	MA	$7.74	$141.39	$0.27	$7.63	23.45x	101.38%	10.55%	101.38%	28.81x	$0.12	1.55%	36.36%	$1,340	10.41%	10.41%	0.63%	0.42%	4.10%	0.35%	3.34%

Comparable Group
Averages			$15.61	$292.68	$0.66	$13.66	21.07x	114.06%	14.94%	117.76%	22.07x	$0.24	1.57%	39.22%	$1,955	13.17%	12.84%	1.01%	0.55%	4.57%	0.53%	4.46%
Medians			$14.62	$247.54	$0.63	$13.94	19.62x	111.93%	11.31%	113.86%	21.37x	$0.24	1.55%	36.36%	$1,788	10.41%	9.79%	0.95%	0.53%	4.53%	0.49%	4.30%

Comparable Group
BLMT	BSB Bancorp, Inc.	MA	$23.47	$213.39	$0.90	$16.43	26.08x	142.88%	11.14%	142.88%	26.08x	NA	NA	NM	$1,813	8.06%	8.06%	0.59%	0.44%	4.87%	0.44%	4.87%
BHBK	Blue Hills Bancorp, Inc.	MA	$14.18	$394.01	$0.27	$14.00	NM	101.30%	19.11%	104.39%	NM	$0.08	0.56%	21.43%	$2,114	18.86%	18.41%	0.52%	0.39%	1.76%	0.38%	1.70%
CSBK	Clifton Bancorp Inc.	NJ	$15.01	$372.83	$0.24	$13.15	NM	114.14%	32.64%	114.14%	NM	$0.24	1.60%	96.77%	$1,168	28.60%	28.60%	0.45%	0.69%	2.29%	0.54%	1.78%
EBSB	Meridian Bancorp, Inc.	MA	$14.22	$766.40	$0.43	$10.72	30.91x	132.68%	22.14%	135.84%	33.04x	$0.12	0.84%	19.57%	$3,525	16.69%	16.36%	1.29%	0.74%	4.19%	0.69%	3.92%
ESSA	ESSA Bancorp, Inc.	PA	$13.59	$153.98	$0.89	$15.01	15.62x	90.56%	8.73%	100.54%	15.20x	$0.36	2.65%	41.38%	$1,763	9.64%	8.77%	1.48%	0.57%	5.29%	0.59%	5.44%
FBNK	First Connecticut Bancorp, Inc.	CT	$17.85	$281.68	$0.84	$15.72	19.62x	113.58%	10.43%	113.58%	21.37x	$0.28	1.57%	26.37%	$2,709	9.07%	9.07%	1.19%	0.48%	5.20%	0.43%	4.69%
OCFC	OceanFirst Financial Corp.	NJ	$18.41	$319.56	$1.28	$13.89	16.01x	132.56%	12.35%	133.88%	14.34x	$0.52	2.82%	45.22%	$2,593	9.20%	9.12%	2.06%	0.82%	8.92%	0.88%	9.51%
OSHC	Ocean Shore Holding Co.	NJ	$17.67	$113.29	$1.13	$17.46	15.78x	101.21%	10.84%	106.02%	15.64x	$0.24	1.36%	21.43%	$1,043	10.71%	10.28%	1.07%	0.65%	6.31%	0.66%	6.37%
SIFI	SI Financial Group, Inc.	CT	$13.93	$170.23	$0.39	$12.63	NM	110.29%	11.49%	124.94%	NM	$0.16	1.15%	44.44%	$1,482	10.41%	9.31%	0.83%	0.31%	2.79%	0.33%	3.00%
WFD	Westfield Financial, Inc.	MA	$7.74	$141.39	$0.27	$7.63	23.45x	101.38%	10.55%	101.38%	28.81x	$0.12	1.55%	36.36%	$1,340	10.41%	10.41%	0.63%	0.42%	4.10%	0.35%	3.34%

(1)  Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items. Assumed tax rate is 35%.

(2)  P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings.  P/E and P/Core =NM if the ratio is negative or above 35x.

(3)  Indicated 12 month dividend, based on last quarterly dividend declared.

(4)  Indicated 12 month dividend as a percent of trailing 12 month earnings.

(5)  Equity and tangible equity equal common equity and tangible common equity, respectively.  ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.

(6)  Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source:   SNL Financial, LC. and RP Financial, LC. calculations.  The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2016 by RP® Financial, LC.

Bank’s updated reported and core P/E multiples provided for premiums of 152.97% and 149.52% relative to the Peer Group’s average reported and core P/E multiples of 21.07 times and 22.07 times, respectively (versus premiums of 100.38% and 108.18% relative to the Peer Group’s average reported and core P/E multiples as indicated in the Original Appraisal).  The Bank’s updated reported and core P/E multiples (MHC basis) indicated premiums of 171.66% and 157.70% relative to the Peer Group’s median reported and core P/E multiples, which equaled 19.62 times and 21.37 times, respectively (versus premiums of 116.79% and 133.37% relative to the Peer Group’s median reported and core P/E multiples as indicated in the Original Appraisal).  The Bank’s pro forma reported P/E ratios (MHC basis) at the minimum and the super maximum equaled 44.74 times and 72.47 times, respectively.  The Bank’s pro forma core P/E ratios (MHC basis) at the minimum and the super maximum equaled 46.20 times and 74.93 times, respectively.  The Bank’s implied MHC conversion pricing ratios relative to the Peer Group’s pricing ratios are indicated in Table 7 and the pro forma calculations are detailed in Exhibits 4 and 5.

2.     P/B Approach.  P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, with the greater determinant of long term value being earnings.  In applying the P/B approach, we considered both reported book value and tangible book value.  Based on the $242.9 million midpoint value, the Bank’s P/B and P/TB ratios (fully-converted basis) equaled 61.31% and 63.49%, respectively.  In comparison to the average P/B and P/TB ratios indicated for the Peer Group of 114.06% and 117.76%, respectively, HarborOne Bank’s updated ratios reflected a discount of 46.25% on a P/B basis and a discount of 46.09% on a P/TB basis (versus discounts of 45.57% and 45.43% from the Peer Group’s average P/B and P/TB ratios as indicated in the Original Appraisal).  In comparison to the median P/B and P/TB ratios indicated for the Peer Group of 111.93% and 113.86%, respectively, HarborOne Bank’s updated ratios (fully-converted basis) reflected discounts of 45.22% and 44.24% at the $242.9 million midpoint value (versus discounts of 43.36% and 42.04% from the Peer Group’s median P/B and P/TB ratios as indicated in the Original Appraisal).    At the top of the super range, the Bank’s P/B and P/TB ratios (fully-converted basis) equaled 69.49% and 71.63%, respectively.  In comparison to the Peer Group’s average P/B and P/TB ratios, the Bank’s P/B and P/TB ratios at the top of the super range reflected discounts of 39.08% and 39.17%, respectively.  In comparison to the Peer Group’s median P/B and P/TB ratios, the Bank’s P/B and P/TB ratios at the top of the super range reflected discounts of 37.92% and 37.09%, respectively.  RP Financial considered the discounts under the P/B approach to be reasonable, given the nature of the calculation of the P/B ratio which mathematically results in a ratio discounted to book value.  The discounts reflected under the P/B approach were also supported by the significant premiums reflected in the Bank’s P/E multiples.

On an MHC reported basis, the Bank’s P/B and P/TB ratios at the $242.9 million midpoint value equaled 85.32% and 89.61%, respectively.  In comparison to the average P/B and P/TB ratios indicated for the Peer Group of 114.06% and 117.76%, respectively, HarborOne Bank’s updated ratios reflected discounts of 25.20% on a P/B basis and 23.90% on a P/TB basis (versus discounts of 25.04% and 23.78% from the Peer Group’s average P/B and P/TB ratios as indicated in the Original Appraisal).  In comparison to the median P/B and P/TB ratios indicated for the Peer Group of 111.93% and 113.86%, respectively, HarborOne Bank’s updated ratios (MHC basis) reflected discounts of 23.77% and 21.30% at the $242.9 million midpoint value (versus discounts of 22.00% and 19.05% from the Peer Group’s median P/B and P/TB ratios as indicated in the Original Appraisal).  At the top of the super range, the Bank’s P/B

Table 7

Massachusetts State Market Pricing Versus Peer Group

HarborOne Bank

As of April 22, 2016

			Market		Per Share Data
			Capitalization		Core	Book						Dividends(3)			Financial Characteristics(5)
			Price/	Market	12 Month	Value/	Pricing Ratios(2)					Amount/		Payout	Total	Comm Eq./	Comm T. Eq./	NPAs/	Reported		Core		Offering
			Share	Value	EPS(1)	Share	P/E	P/B	P/A	P/TB	P/Core	Share	Yield	Ratio(4)	Assets	Assets	Assets	Assets	ROAA	ROAE	ROAA	ROAE	Range
			($)	($Mil)	($)	($)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	($Mil)
HarborOne Bank		MA
Supermaximum			$10.00	$321.21	$0.13	$9.82	72.47x	101.83%	13.56%	106.38%	74.93x	$0.00	0.00%	0.00%	$2,368	13.32%	12.75%	2.29%	0.19%	1.40%	0.18%	1.36%	$144.54
Maximum			$10.00	$279.31	$0.16	$10.71	62.09x	93.37%	11.88%	97.85%	64.17x	$0.00	0.00%	0.00%	$2,352	12.72%	12.14%	2.31%	0.19%	1.50%	0.19%	1.46%	$125.69
Midpoint			$10.00	$242.88	$0.18	$11.72	53.30x	85.32%	10.39%	89.61%	55.07x	$0.00	0.00%	0.00%	$2,338	12.18%	11.60%	2.32%	0.19%	1.60%	0.19%	1.55%	$109.30
Minimum			$10.00	$206.45	$0.22	$13.10	44.74x	76.34%	8.89%	80.45%	46.20x	$0.00	0.00%	0.00%	$2,323	11.64%	11.05%	2.34%	0.20%	1.71%	0.19%	1.65%	$92.90

All Non-MHC Public Companies(6)
Averages			$17.34	$480.55	$0.84	$15.32	18.01x	111.77%	13.90%	120.78%	18.28x	$0.30	1.71%	46.82%	$3,287	13.10%	12.37%	1.28%	0.70%	5.88%	0.74%	6.17%
Median			$14.20	$116.48	$0.64	$13.89	16.81x	104.65%	13.08%	113.95%	16.93x	$0.24	1.53%	37.32%	$1,018	11.80%	11.17%	0.97%	0.65%	5.18%	0.67%	5.30%

All Non-MHC State of MA(6)
Averages			$29.63	$237.79	$0.53	$21.37	22.27x	119.79%	14.40%	120.58%	25.66x	$0.31	0.92%	20.96%	$1,464	12.59%	12.49%	0.55%	0.56%	5.12%	0.55%	4.98%
Medians			$17.08	$177.39	$0.35	$16.38	23.36x	107.99%	13.27%	109.49%	26.34x	$0.12	0.90%	20.50%	$1,554	10.58%	10.58%	0.55%	0.45%	4.53%	0.46%	3.92%

State of MA
BHBK	Blue Hills Bancorp, Inc.	MA	$14.18	$394.01	$0.27	$14.00	NM	101.30%	19.11%	104.39%	NM	$0.08	0.56%	21.43%	$2,114	18.86%	18.41%	0.52%	0.39%	1.76%	0.38%	1.70%
BLMT	BSB Bancorp, Inc.	MA	$23.47	$213.39	NA	$16.43	26.08x	142.88%	11.14%	142.88%	NM	NA	NA	NM	$1,813	8.06%	8.06%	0.59%	0.44%	4.87%	NA	NA
GTWN	Georgetown Bancorp, Inc.	MA	$20.00	$36.82	$0.84	$17.45	23.26x	114.59%	12.33%	114.59%	23.87x	$0.19	0.95%	22.09%	$297	10.76%	10.76%	0.73%	0.55%	5.00%	0.53%	4.87%
HIFS	Hingham Institution for Savings	MA	$123.27	$262.66	NA	$67.21	13.13x	183.42%	14.20%	183.42%	NM	$1.20	0.97%	15.76%	$1,769	7.80%	7.80%	0.25%	1.18%	14.81%	1.18%	14.79%
MELR	Melrose Bancorp, Inc.	MA	$15.00	$40.54	$0.25	$16.34	NM	91.82%	18.13%	91.82%	NM	NA	NA	NM	$231	19.74%	19.74%	0.11%	0.28%	1.06%	0.28%	1.06%
EBSB	Meridian Bancorp, Inc.	MA	$14.22	$766.40	$0.43	$10.72	30.91x	132.68%	22.14%	135.84%	33.04x	$0.12	0.84%	19.57%	$3,525	16.69%	16.36%	1.29%	0.74%	4.19%	0.69%	3.92%
WEBK	Wellesley Bancorp, Inc.	MA	$19.16	$47.11	$1.13	$21.22	16.81x	90.28%	7.58%	90.28%	16.93x	$0.12	0.63%	10.53%	$621	8.40%	8.40%	0.27%	0.46%	5.21%	0.46%	5.17%
WFD	Westfield Financial, Inc.	MA	$7.74	$141.39	$0.27	$7.63	23.45x	101.38%	10.55%	101.38%	28.81x	$0.12	1.55%	36.36%	$1,340	10.41%	10.41%	0.63%	0.42%	4.10%	0.35%	3.34%

Comparable Group
Averages			$15.61	$292.68	$0.66	$13.66	21.07x	114.06%	14.94%	117.76%	22.07x	$0.24	1.57%	39.22%	$1,955	13.17%	12.84%	1.01%	0.55%	4.57%	0.53%	4.46%
Medians			$14.62	$247.54	$0.63	$13.94	19.62x	111.93%	11.31%	113.86%	21.37x	$0.24	1.55%	36.36%	$1,788	10.41%	9.79%	0.95%	0.53%	4.53%	0.49%	4.30%

Comparable Group
BLMT	BSB Bancorp, Inc.	MA	$23.47	$213.39	$0.90	$16.43	26.08x	142.88%	11.14%	142.88%	26.08x	NA	NA	NM	$1,813	8.06%	8.06%	0.59%	0.44%	4.87%	0.44%	4.87%
BHBK	Blue Hills Bancorp, Inc.	MA	$14.18	$394.01	$0.27	$14.00	NM	101.30%	19.11%	104.39%	NM	$0.08	0.56%	21.43%	$2,114	18.86%	18.41%	0.52%	0.39%	1.76%	0.38%	1.70%
CSBK	Clifton Bancorp Inc.	NJ	$15.01	$372.83	$0.24	$13.15	NM	114.14%	32.64%	114.14%	NM	$0.24	1.60%	96.77%	$1,168	28.60%	28.60%	0.45%	0.69%	2.29%	0.54%	1.78%
EBSB	Meridian Bancorp, Inc.	MA	$14.22	$766.40	$0.43	$10.72	30.91x	132.68%	22.14%	135.84%	33.04x	$0.12	0.84%	19.57%	$3,525	16.69%	16.36%	1.29%	0.74%	4.19%	0.69%	3.92%
ESSA	ESSA Bancorp, Inc.	PA	$13.59	$153.98	$0.89	$15.01	15.62x	90.56%	8.73%	100.54%	15.20x	$0.36	2.65%	41.38%	$1,763	9.64%	8.77%	1.48%	0.57%	5.29%	0.59%	5.44%
FBNK	First Connecticut Bancorp, Inc.	CT	$17.85	$281.68	$0.84	$15.72	19.62x	113.58%	10.43%	113.58%	21.37x	$0.28	1.57%	26.37%	$2,709	9.07%	9.07%	1.19%	0.48%	5.20%	0.43%	4.69%
OCFC	OceanFirst Financial Corp.	NJ	$18.41	$319.56	$1.28	$13.89	16.01x	132.56%	12.35%	133.88%	14.34x	$0.52	2.82%	45.22%	$2,593	9.20%	9.12%	2.06%	0.82%	8.92%	0.88%	9.51%
OSHC	Ocean Shore Holding Co.	NJ	$17.67	$113.29	$1.13	$17.46	15.78x	101.21%	10.84%	106.02%	15.64x	$0.24	1.36%	21.43%	$1,043	10.71%	10.28%	1.07%	0.65%	6.31%	0.66%	6.37%
SIFI	SI Financial Group, Inc.	CT	$13.93	$170.23	$0.39	$12.63	NM	110.29%	11.49%	124.94%	NM	$0.16	1.15%	44.44%	$1,482	10.41%	9.31%	0.83%	0.31%	2.79%	0.33%	3.00%
WFD	Westfield Financial, Inc.	MA	$7.74	$141.39	$0.27	$7.63	23.45x	101.38%	10.55%	101.38%	28.81x	$0.12	1.55%	36.36%	$1,340	10.41%	10.41%	0.63%	0.42%	4.10%	0.35%	3.34%

(1)  Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items. Assumed tax rate is 35%.

(2)  P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings.  P/E and P/Core =NM if the ratio is negative or above 35x.

(3)  Indicated 12 month dividend, based on last quarterly dividend declared.

(4)  Indicated 12 month dividend as a percent of trailing 12 month earnings.

(5)  Equity and tangible equity equal common equity and tangible common equity, respectively.  ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.

(6)  Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source:   SNL Financial, LC. and RP Financial, LC. calculations.  The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2016 by RP® Financial, LC.

and P/TB ratios (MHC basis) equaled 101.83% and 106.38%, respectively.  In comparison to the Peer Group’s average P/B and P/TB ratios, the Bank’s P/B and P/TB ratios at the top of the super range reflected discounts of 10.72% and 9.66%, respectively.  In comparison to the Peer Group’s median P/B and P/TB ratios, the Bank’s P/B and P/TB ratios at the top of the super range reflected discounts of 9.02% and 6.60%, respectively.

3.     P/A Approach.  P/A ratios are generally not as a reliable indicator of market value, as investors do not place significant weight on total assets as a determinant of market value.  Investors place significantly greater weight on book value and earnings — which have received greater weight in our valuation analysis.  At the $242.9 million midpoint value HarborOne Bank’s pro forma P/A ratio (fully-converted basis) equaled 9.92%.  In comparison to the Peer Group’s average P/A ratio of 14.94%, HarborOne Bank’s P/A ratio indicated a discount of 33.60% (versus a discount of 32.80% at the midpoint valuation in the Original Appraisal).  In comparison to the Peer Group’s median P/A ratio of 11.31%, HarborOne Bank’s P/A ratio (fully-converted basis) at the $242.9 million midpoint value indicated a discount of 12.29% (versus a discount of 13.58% at the midpoint valuation in the Original Appraisal).

On an MHC reported basis, HarborOne Bank’s pro forma P/A ratio at the $242.9 million midpoint value equaled 10.39%.  In comparison to the Peer Group’s average P/A ratio of 14.94%, HarborOne Bank’s P/A ratio indicated a discount of 30.46% (versus a discount of 29.67% at the midpoint valuation in the Original Appraisal).  In comparison to the Peer Group’s median P/A ratio of 11.31%, HarborOne Bank’s P/A ratio (MHC basis) at the $242.9 million midpoint value indicated a discount of 8.13% (versus a discount of 9.56% at the midpoint valuation in the Original Appraisal).

Comparison to Publicly-Traded MHCs

As indicated in Original Appraisal, we believe there are a number of characteristics of MHC shares that make them different from the shares of fully-converted companies.  These factors include:  (1) lower aftermarket liquidity in the MHC shares since less than 50% of the shares are available for trading; (2) no opportunity for public shareholders to exercise voting control; (3) the potential pro forma impact of second-step conversions on the pricing of MHC institutions; and (4) the regulatory policies regarding the accounting for net assets held by the MHC in a second-step conversion and, thereby, lessening the attractiveness of paying cash dividends.  The above characteristics of MHC shares have provided MHC stocks with different trading characteristics versus fully-converted companies.  To account for the unique trading characteristics of MHC shares, RP Financial has placed the financial data and pricing ratios of the publicly-traded MHCs on a fully-converted basis to make them comparable for valuation purposes.  Using the per share and pricing information of the publicly-traded MHCs on a fully-converted basis accomplishes a number of objectives.  First, such figures eliminate distortions that result when trying to compare institutions that have different public ownership interests outstanding.  Secondly, such an analysis provides ratios that are comparable to the pricing information of fully-converted public companies and are directly applicable to determining the pro forma market value range of the 100% ownership interest in HarborOne Bank as an MHC.  This technique is validated by the investment community’s evaluation of MHC pricing, which also incorporates the pro forma impact of a second-step conversion based on the current market price.

To calculate the fully-converted pricing information for MHCs, the reported financial information for the public MHCs incorporate the following assumptions:  (1) all shares owned by the MHC are assumed to be sold at the current trading price in a second step-conversion; (2) the gross proceeds from such a sale are adjusted to reflect reasonable offering expenses and standard stock based benefit plan parameters that would be factored into a second-step conversion of an MHC institution; and (3) net proceeds are assumed to be reinvested at market rates on a tax effected basis.  Book value per share and earnings per share figures for the public MHCs were adjusted by the impact of the assumed second step-conversion, resulting in an estimation of book value per share and earnings per share figures on a fully-converted basis.  Table 8 on the following page shows the calculation of per share financial data (fully-converted basis) for each of the seven publicly-traded MHC institutions, which have not announced plans to complete a second-step conversion offering.

The table below shows an updated comparative pricing analysis of the publicly-traded MHCs on a fully-converted basis versus the Bank’s Peer Group, based on closing stock prices as of April 22, 2016.  In comparison to the Peer Group’s P/TB ratio, the P/TB ratio of the publicly-traded MHCs reflected a discount of 27.55%.  In comparison to the Peer Group’s core P/E multiple, the core P/E multiple of the publicly-traded MHCs reflected a premium of 72.77%.  Detailed pricing characteristics of the fully-converted MHCs is shown in Table 9.

	Publicly-Traded
	MHCs	Peer Group

Pricing Ratios (Averages)(1)
Core price/earnings (x)	38.13x	22.07x
Price/tangible book (%)	85.32%	117.76%
Price/assets (%)	19.21	14.94

(1)  Based on stock market prices as of April 22, 2016.

In comparison to the publicly-traded MHCs, the Bank’s pro forma P/TB ratio (fully-converted basis) of 63.49% at the $242.9 midpoint value reflected a discount of 25.59%.  At the top of the super range, the Bank’s P/TB ratio (fully-converted basis) of 71.63% reflected a discount of 16.05%.  In comparison to the publicly-traded MHCs, the Bank’s pro forma core P/E multiple (fully-converted basis) of 60.79 times at the midpoint of the valuation range reflected a premium of 59.43%.  At the top of the super range, the Bank’s core P/E multiple (fully-converted basis) of 86.17 times reflected a premium of 125.99%.

It should be noted that in a comparison of the publicly-traded MHCs to HarborOne Bank, the publicly-traded MHCs maintain certain inherit characteristics in support of increasing the attractiveness of their stocks relative to HarborOne Bank’s stock as an MHC that will just be completing an IPO:  (1)  the seasoned publicly-traded MHCs are viewed as potential candidates to complete a second-step offering; (2) some of the publicly-traded MHCs have been grandfathered to waive dividend payments to the MHC pursuant to receiving an annual majority vote by the depositors to approve the waiver of dividends; and (3) as there have been only two

Table 8

Calculation of Implied Per Share Data - Incorporating MHC Second Step Conversion

Publicly Traded MHC Institutions

								Per Share							Net	Net	Pro Forma
					Current Ownership			TTM Net Income		Book	Tang.		Share	Gross	Capital	Income	Net Inc./	Core Net Inc./	Bk Value/	Tang. Bk.	Assets/
Ticker	Name	City	State	Exhange	Public	MHC Shares	Total Shares	Reported	Core	Value	Bk Value	Assets	Price	Proceeds(1)	Increase(2)	Increase(3)	Share	Share	Share	Value/Share	Share

GCBC	Greene County Bncp Inc. (MHC)	Catskill	NY	NASDAQ	3,848,650	4,609,264	8,457,914	$0.95	$0.95	$8.36	$8.36	$94.21	$17.92	$82,574,965	$70,188,720	$(111,996)	$0.94	$0.94	$16.66	$16.66	$102.51
KFFB	Kentucky First Federal (MHC)	Frankfort	KY	NASDAQ	3,755,563	4,727,938	8,483,501	$0.24	$0.24	$7.97	$6.26	$36.17	$9.00	$42,551,915	$36,169,128	$(57,713)	$0.23	$0.23	$12.23	$10.52	$40.43
LSBK	Lake Shore Bancorp Inc. (MHC)	Dunkirk	NY	NASDAQ	2,366,541	3,636,875	6,003,416	$0.56	$0.49	$12.31	$12.31	$78.85	$13.45	$48,915,969	$41,578,573	$(66,345)	$0.54	$0.48	$19.23	$19.23	$85.78
MGYR	Magyar Bancorp Inc. (MHC)	New Brunswick	NJ	NASDAQ	2,619,044	3,200,450	5,819,494	$0.18	$0.19	$8.05	$8.05	$98.21	$9.65	$30,884,343	$26,251,691	$(41,888)	$0.17	$0.18	$12.57	$12.57	$102.72
OFED	Oconee Federal Financial Corp.	Seneca	SC	NASDAQ	1,470,768	4,409,572	5,880,340	$0.82	$0.83	$14.06	$13.48	$81.76	$19.06	$84,046,442	$71,439,476	$(113,992)	$0.80	$0.81	$26.21	$25.63	$93.91
PVBC	Provident Bancorp Inc (MHC)	Amesbury	MA	NASDAQ	4,464,399	5,034,323	9,498,722	$0.40	$0.53	$10.68	$10.68	$78.26	$13.96	$70,279,149	$59,737,277	$(95,320)	$0.39	$0.52	$16.96	$16.96	$84.55
TFSL	TFS Financial Corp (MHC)	Cleveland	OH	NASDAQ	62,124,517	227,119,132	289,243,649	$0.26	$0.26	$5.89	$5.85	$42.84	$18.02	$4,092,686,759	$3,478,783,745	$(5,550,911)	$0.24	$0.24	$17.91	$17.88	$54.87

(1) Gross proceeds calculated as stock price multiplied by the number of shares owned by the MHC (i.e. non-public shares).

(2) Net increase in capital reflects gross proceeds less offering expenses, contra-equity account for leveraged ESOP and Restricted Stock Plan.  For MHC’s with assets at the MHC level, the net increase in capital also includes consolidation of MHC assets with the capital of the institution concurrent with hypothetical second step.

Offering Expense Percent:	3.00%
ESOP Percent Purchase:	8.00%
RRP Percent Purchase:	4.00%

(3) Net increase in earnings reflects after-tax reinvestment income (assumes ESOP and RRP do not generate reinvestment income),  less after-tax ESOP amortization and RRP vesting.

After-Tax Reinvestment Rate:	1.17%
ESOP Loan Term (Yrs.):	20
Recognition Plan Vesting (Yrs.):	5
Effective Tax Rate:	34.00%

Source: SNL Financial, LC and RP Financial, LC. calculations.

Table 9

MHC Institutions, Implied Pricing Ratios, Full Conversion Basis

Financial Data as of the Most Recent Quarter or Twelve Month Period Available

Prices as of April 22, 2016

																			Key Financial Data
							Per Share Data				Pricing Ratios					Dividends						LTM
					Stock	Mkt	LTM	LTM	BV/	Tang.	P/E	P/E Cre	Price/	Price/	Price/	Ann Div	Div.	Div Pay	Total		Tang.	Reported		Core
Ticker	Company Name	City	State	Exchange	Price	Value	EPS	Cr EPS	Shr	BV/Sh	LTM	LTM	Book	TBk	Assts	Rate	Yield	Ratio	Assets	E/A	E/A	ROAA	ROAE	ROAA	ROAE
					($)	($M)	($)	($)	($)	($)	(x)	(x)	(%)	(%)	(%)	($)	(%)	(%)	($000)	(%)	(%)	(%)	(%)	(%)	(%)

Publicly Traded MHCs, Full Conversion Basis - Averages					14.44	831.7	0.47	0.49	17.40	17.07	39.37	38.13	83.35	85.32	19.21	0.26	1.84	69.05	2,792,502	23.11	22.41	0.58	2.63	0.59	2.70
Publicly Traded MHCs, Full Conversion Basis - Medians					13.96	112.1	0.39	0.48	16.96	16.96	35.57	28.02	76.80	82.29	17.48	0.37	2.08	49.85	597,765	22.42	22.42	0.57	2.31	0.57	2.50

Publicly Traded MHCs, Full Conversion Basis
GCBC	Greene County Bncp Inc. (MHC)	Catskill	NY	NASDAQ	17.92	151.5	0.94	0.94	16.66	16.66	19.03	19.03	107.51	107.51	17.48	0.37	2.07	39.3	866,995	16.26	16.26	0.92	5.65	0.92	5.65
KFFB	Kentucky First Federal (MHC)	Frankfort	KY	NASDAQ	9.00	76.4	0.23	0.23	12.23	10.52	38.99	38.99	73.59	85.55	22.26	0.40	4.44	173.3	343,007	30.25	26.02	0.57	1.89	0.57	1.89
LSBK	Lake Shore Bancorp Inc. (MHC)	Dunkirk	NY	NASDAQ	13.45	80.7	0.54	0.48	19.23	19.23	24.68	28.02	69.94	69.94	15.68	0.28	2.08	51.4	514,964	22.42	22.42	0.64	2.83	0.56	2.50
MGYR	Magyar Bancorp Inc. (MHC)	New Brunswick	NJ	NASDAQ	9.65	56.2	0.17	0.18	12.57	12.57	57.18	54.15	76.80	76.80	9.39	0.00	0.00	0.0	597,765	12.23	12.23	0.16	1.34	0.17	1.42
OFED	Oconee Federal Financial Corp.	Seneca	SC	NASDAQ	19.06	112.1	0.80	0.81	26.21	25.63	23.76	23.39	72.73	74.37	20.30	0.40	2.10	49.9	552,225	27.91	27.29	0.85	3.06	0.87	3.11
PVBC	Provident Bancorp Inc (MHC)	Amesbury	MA	NASDAQ	13.96	132.6	0.39	0.52	16.96	16.96	35.57	26.96	82.29	82.29	16.51	0.00	0.00	0.0	803,134	20.06	20.06	0.46	2.31	0.61	3.05
TFSL	TFS Financial Corp (MHC)	Cleveland	OH	NASDAQ	18.02	5,212.2	0.24	0.24	17.91	17.88	76.37	76.37	100.60	100.79	32.84	0.40	2.22	169.5	15,869,423	32.65	32.59	0.43	1.32	0.43	1.32

Source: SNL Financial, LC and RP Financial, LC. calculations.

MHC offerings completed in recent years, there is a degree of uncertainty on how well an MHC offering will be received in the prevailing regulatory environment.

Comparison to Recent Offerings

In addition to the fundamental analysis applied to the Peer Group, RP Financial utilized a technical analysis of recent conversion offerings.  As indicated in the Original Appraisal, the pricing characteristics of recent conversion offerings are not the primary determinate of value.  Consistent with the Original Appraisal, particular focus was placed on the P/TB approach in this analysis since the P/E multiples do not reflect the actual impact of reinvestment and the source of the conversion funds (i.e., external funds versus deposit withdrawals).

As discussed previously, there have been no recently completed first-step MHC offerings.  As set forth in the Original Appraisal, the most recent first-step MHC offering that is comparable to HarborOne Bank’s first-step MHC offering was completed by Provident Bancorp, Inc. of Amesbury, Massachusetts.  Provident Bancorp’s offering, which closed in July 2015, raised gross proceeds of $42.7 million through the sale of 45.0% of its stock in a public offering.  Provident Bancorp’s offering closed at slightly above the maximum of its offering range at a fully-converted pro forma price/tangible book ratio of 68.10%.  In comparison, the Bank’s pro forma price/tangible book ratio at the midpoint value reflects an implied discount of 6.77%.  In comparison to HarborOne Bank, Provident Bancorp maintained a higher tangible equity-to-assets ratio (11.51% versus 7.94% for HarborOne Bank), a higher return on average assets (0.71% versus 0.23% for HarborOne Bank) and a lower ratio of non-performing assets (inclusive of performing troubles debt restructurings) as a percent of assets (0.86% versus 2.42% for HarborOne Bank).

Valuation Conclusion

We have concluded that the Bank’s estimated pro forma market value should be increased since the date of the Original Appraisal.  Accordingly, it is our opinion that, as of April 22, 2016, the estimated aggregate pro forma market value of the shares to be issued immediately following the conversion, both shares issued publicly as well as to the MHC, equaled $242,880,000 at the midpoint, equal to 24,288,000 shares offered at a per share value of $10.00.  Pursuant to conversion guidelines, the 15% offering range indicates a minimum value of $206,448,000 and a maximum value of $279,312,000.  Based on the $10.00 per share offering price determined by the Board, this valuation range equates to total shares outstanding of 20,644,800 at the minimum and 27,931,200 at the maximum.  In the event the appraised value is subject to an increase, the aggregate pro forma market value may be increased up to a super maximum value of $321,208,800 without a resolicitation.  Based on the $10.00 per share offering price, the super maximum value would result in total shares outstanding of 32,120,880.  The Board of Directors has established a public offering range such that the public ownership of the Bank will constitute a 45.0% ownership interest prior to the issuance of shares to the Foundation.  Accordingly, the offering to the public of the minority stock will equal $92,901,600 at the minimum, $109,296,000 at the midpoint, $125,690,400 at the maximum and $144,543,960 at the super maximum of the valuation range.  Based on the public offering range and inclusive of the shares issued to the Foundation, equal to 1.2% of the shares issued in the stock issuance, the public ownership of shares will represent 46.2% of the shares issued throughout the valuation range.  The pro forma valuation calculations relative to the Peer Group (fully-converted basis) are shown in Table 6 and are detailed in Exhibit 2 and Exhibit 3; the pro forma valuation calculations relative to the Peer Group based on reported financials are shown in Table 7 and are detailed in Exhibits 4 and 5.

Respectfully submitted,

RP® FINANCIAL, LC.

Ronald S. Riggins
President and Managing Director

Gregory E. Dunn
Director

EXHIBITS

LIST OF EXHIBITS

Exhibit
Number	Description

1	Stock Prices: As of April 22, 2016

2	Pro Forma Analysis Sheet — Fully Converted Basis

3	Pro Forma Effect of Conversion Proceeds — Fully Converted Basis

4	Pro Forma Analysis Sheet — Minority Stock Offering

5	Pro Forma Effect of Conversion Proceed — Minority Stock Offering

6	Firm Qualifications Statement

EXHIBIT 1

Stock Prices

As of April 22, 2016

RP® Financial, LC.

Exhibit IV-1A

Weekly Thrift Market Line - Part One

Prices As of April 22, 2016

			Market Capitalization			Price Change Data						Current Per Share Financials
			Price/	Shares	Market	52 Week (1)			% Change From			LTM	LTM Core	BV/	TBV/	Assets/
			Share(1)	Outstanding	Capitalization	High	Low	Last Wk	Last Wk	52 Wks (2)	MRY (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
			($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Companies
ANCB	Anchor Bancorp	WA	25.00	2,521	63.0	26.94	20.40	24.51	2.00	14.00	-3.44	0.39	0.48	25.10	25.10	158.42
ASBB	ASB Bancorp, Inc.	NC	25.87	3,985	103.1	27.24	20.72	25.00	3.50	25.00	-0.32	0.89	0.80	22.50	22.50	196.43
ACFC	Atlantic Coast Financial Corporation	FL	6.32	15,509	98.0	6.75	3.93	6.20	1.94	51.16	7.85	0.50	0.72	5.21	5.21	55.27
BKMU	Bank Mutual Corporation	WI	8.18	45,576	372.8	8.24	6.44	7.64	7.07	11.90	4.87	0.33	0.34	6.24	6.24	55.59
BFIN	BankFinancial Corporation	IL	12.44	20,200	251.3	13.29	11.42	11.81	5.33	-2.20	-1.50	0.44	0.46	10.46	10.40	74.87
BYBK	Bay Bancorp, Inc.	MD	4.92	11,064	54.4	5.51	4.57	4.93	-0.20	-5.38	-2.77	0.17	0.20	6.12	5.88	44.39
BNCL	Beneficial Bancorp, Inc.	PA	13.96	80,322	1,121.3	14.26	11.31	13.69	1.97	22.56	4.80	0.29	0.32	NA	NA	59.94
BHBK	Blue Hills Bancorp, Inc.	MA	14.18	27,787	394.0	16.58	13.22	13.69	3.58	4.80	-7.38	0.28	0.27	14.00	13.58	76.09
BOFI	BofI Holding, Inc.	CA	19.73	63,032	1,243.6	35.98	13.47	17.25	14.38	-14.37	-6.27	1.56	1.56	9.65	9.65	105.70
BYFC	Broadway Financial Corporation	CA	2.00	29,077	58.2	2.08	1.17	1.87	6.95	51.53	32.45	0.31	0.31	1.59	1.59	13.86
BLMT	BSB Bancorp, Inc.	MA	23.47	9,092	213.4	23.98	19.59	22.38	4.87	16.13	0.34	0.90	NA	16.43	16.43	210.76
CFFN	Capitol Federal Financial, Inc.	KS	13.32	137,150	1,826.8	13.47	11.39	13.30	0.15	8.20	6.05	0.58	0.58	10.14	10.14	66.59
CARV	Carver Bancorp, Inc.	NY	5.65	3,696	20.9	7.60	1.92	5.60	0.89	16.26	50.67	0.10	-0.11	2.69	2.69	204.04
CFBK	Central Federal Corporation	OH	1.37	16,024	22.0	1.50	1.10	1.35	1.53	-2.09	3.84	0.20	0.20	1.68	1.68	21.92
CHFN	Charter Financial Corporation	GA	13.40	15,021	201.3	14.76	11.81	13.52	-0.89	10.56	1.44	0.54	0.55	13.03	12.73	66.90
CSBK	Clifton Bancorp Inc.	NJ	15.01	24,839	372.8	15.43	13.09	15.13	-0.79	8.38	4.67	0.31	0.24	13.15	13.15	47.01
CWAY	Coastway Bancorp, Inc.	RI	12.45	4,773	59.4	14.01	10.88	12.57	-0.95	12.06	-4.82	0.36	0.36	14.71	14.71	118.39
DCOM	Dime Community Bancshares, Inc.	NY	17.61	37,399	658.6	18.74	15.46	17.51	0.57	8.37	0.69	1.23	1.14	13.22	11.73	134.57
ESBK	Elmira Savings Bank	NY	18.26	2,730	49.8	21.13	16.83	18.48	-1.19	-8.93	-8.16	1.17	1.12	16.53	11.99	205.64
ENFC	Entegra Financial Corp.	NC	17.55	6,476	113.7	19.90	15.50	17.16	2.27	12.50	-9.34	3.45	NA	20.74	20.54	162.92
EQFN	Equitable Financial Corp.	NE	8.25	3,477	28.7	9.09	6.47	8.25	0.00	20.83	-6.36	0.38	0.38	10.17	10.17	64.12
ESSA	ESSA Bancorp, Inc.	PA	13.59	11,331	154.0	13.92	12.00	13.28	2.33	4.22	-0.66	0.87	0.89	15.01	13.52	155.63
EVER	EverBank Financial Corp	FL	15.78	125,246	1,976.4	21.18	12.32	15.19	3.88	-14.70	-1.25	0.95	1.06	13.74	13.36	212.39
FCAP	First Capital, Inc.	IN	31.37	3,339	104.7	31.37	23.08	29.75	5.45	25.48	20.19	1.87	2.08	22.28	19.92	214.41
FBNK	First Connecticut Bancorp, Inc.	CT	17.85	15,781	281.7	18.40	14.42	16.19	10.25	17.28	2.53	0.91	0.84	15.72	15.72	171.20
FDEF	First Defiance Financial Corp.	OH	39.41	8,961	353.2	42.46	33.47	38.67	1.91	16.22	4.31	2.91	2.94	31.29	24.20	263.23
FNWB	First Northwest Bancorp	WA	13.06	13,100	171.1	14.26	11.62	13.02	0.31	7.22	-7.70	-0.40	0.11	14.46	NA	73.11
FBC	Flagstar Bancorp, Inc.	MI	23.18	56,558	1,311.0	25.05	14.79	22.22	4.32	55.67	0.30	2.24	2.73	22.34	22.34	242.49
FSBW	FS Bancorp, Inc.	WA	25.23	3,149	79.5	26.49	19.65	24.78	1.82	28.54	-2.94	2.93	3.10	23.24	23.24	215.15
GTWN	Georgetown Bancorp, Inc.	MA	20.00	1,841	36.8	23.75	17.80	20.00	-0.01	10.68	5.71	0.86	0.84	17.45	17.45	161.06
HBK	Hamilton Bancorp, Inc.	MD	13.30	3,418	45.5	16.00	13.03	13.35	-0.37	-2.99	-6.73	-0.11	-0.02	17.74	15.66	107.75
HIFS	Hingham Institution for Savings	MA	123.27	2,131	262.7	135.03	100.15	122.93	0.28	15.75	2.90	9.39	NA	67.21	67.21	868.21
HMNF	HMN Financial, Inc.	MN	11.69	4,486	52.4	12.24	10.18	11.41	2.45	-1.52	1.21	0.92	NA	15.98	15.90	142.25
HFBL	Home Federal Bancorp, Inc. of Louisiana	LA	22.28	2,004	44.6	27.37	19.26	22.01	1.23	14.26	-4.17	1.67	1.67	21.02	21.02	180.15
IROQ	IF Bancorp, Inc.	IL	18.10	4,014	72.7	19.97	16.35	18.75	-3.47	8.71	-2.16	0.84	0.79	20.07	20.07	139.58
ISBC	Investors Bancorp, Inc.	NJ	11.70	323,406	3,783.8	13.13	10.77	11.61	0.78	-2.50	-5.95	0.55	0.55	9.89	9.62	64.59
JXSB	Jacksonville Bancorp, Inc.	IL	26.15	1,791	46.8	33.08	22.54	26.15	0.00	16.17	-0.49	1.71	1.61	25.96	24.44	168.66
KRNY	Kearny Financial Corp.	NJ	12.79	93,528	1,196.2	13.00	9.50	12.70	0.71	31.07	0.95	0.07	0.14	12.47	11.31	47.10
LSBG	Lake Sunapee Bank Group	NH	13.96	8,382	117.0	16.32	13.25	14.05	-0.64	-13.02	-0.50	1.09	1.21	16.66	10.45	186.59
MLVF	Malvern Bancorp, Inc.	PA	15.72	6,561	103.1	17.70	13.36	15.88	-1.01	16.88	-10.48	0.74	0.68	12.60	12.60	110.83
MELR	Melrose Bancorp, Inc.	MA	15.00	2,702	40.5	15.69	13.75	15.01	-0.05	4.18	-1.82	0.25	0.25	16.34	16.34	85.39
EBSB	Meridian Bancorp, Inc.	MA	14.22	53,896	766.4	14.91	12.02	14.03	1.35	7.48	0.85	0.46	0.43	10.72	10.47	65.39
CASH	Meta Financial Group, Inc.	SD	45.99	8,501	391.0	53.51	36.22	46.78	-1.69	12.09	0.13	2.56	3.11	34.10	25.93	348.21
MSBF	MSB Financial Corp.	NJ	13.07	5,953	77.8	13.09	9.96	12.97	0.73	30.85	4.52	0.08	0.14	12.83	12.83	63.10
NYCB	New York Community Bancorp, Inc.	NY	15.27	486,358	7,426.7	19.18	14.26	15.64	-2.37	-10.18	-6.43	-0.06	NA	12.29	7.28	99.75
NFBK	Northfield Bancorp, Inc.	NJ	16.52	48,362	798.9	16.68	14.32	16.36	0.98	11.32	3.77	0.45	0.46	12.29	11.93	66.22
NWBI	Northwest Bancshares, Inc.	PA	13.63	101,849	1,388.2	14.11	11.78	13.73	-0.73	9.74	1.79	0.64	0.71	11.49	8.84	87.54
OSHC	Ocean Shore Holding Co.	NJ	17.67	6,412	113.3	18.06	14.54	17.64	0.17	18.91	3.03	1.12	1.13	17.46	16.67	162.73
OCFC	OceanFirst Financial Corp.	NJ	18.41	17,358	319.6	21.00	15.98	18.10	1.71	8.74	-8.09	1.15	1.28	13.89	13.75	149.12
ORIT	Oritani Financial Corp.	NJ	17.37	44,402	771.3	17.48	14.45	17.15	1.28	18.89	5.27	1.29	0.85	11.68	11.68	79.12
PBHC	Pathfinder Bancorp, Inc.	NY	11.10	4,352	48.3	13.32	10.05	11.50	-3.49	7.80	-14.00	0.66	0.56	13.28	12.19	143.20
PBBI	PB Bancorp, Inc.	CT	8.45	7,881	66.6	10.15	6.34	8.40	0.60	31.87	-0.87	0.07	0.07	6.62	5.73	63.59
PBSK	Poage Bankshares, Inc.	KY	16.19	3,794	61.4	18.85	15.10	15.99	1.25	1.19	-5.32	0.87	0.86	18.30	17.63	114.68
PROV	Provident Financial Holdings, Inc.	CA	17.15	8,372	143.6	19.19	15.51	17.42	-1.55	3.31	-9.21	0.96	0.96	16.52	16.52	139.10
PFS	Provident Financial Services, Inc.	NJ	20.57	65,959	1,356.8	21.20	17.71	20.32	1.23	10.29	2.08	1.33	1.37	18.26	11.77	135.11
PBIP	Prudential Bancorp, Inc.	PA	14.07	8,241	115.9	16.20	12.90	14.20	-0.92	8.23	-7.43	0.24	0.08	13.81	13.81	63.44
RVSB	Riverview Bancorp, Inc.	WA	4.46	22,508	100.4	5.48	4.00	4.51	-1.11	1.39	-4.90	0.29	0.29	4.71	3.57	39.37
SVBI	Severn Bancorp, Inc.	MD	5.62	12,104	68.0	5.93	4.63	5.56	1.08	17.33	-2.26	0.21	0.21	5.93	5.90	62.96
SIFI	SI Financial Group, Inc.	CT	13.93	12,221	170.2	14.47	11.25	13.88	0.36	14.41	2.05	0.36	0.39	12.63	11.15	121.26
SBCP	Sunshine Bancorp, Inc.	FL	14.07	5,266	74.1	15.50	12.30	14.15	-0.57	13.93	-7.43	-0.56	-0.35	13.57	11.65	96.33
TBNK	Territorial Bancorp Inc.	HI	25.91	9,790	253.7	29.44	22.64	25.27	2.53	9.37	-6.60	1.59	1.54	22.74	22.74	186.01
TSBK	Timberland Bancorp, Inc.	WA	13.07	6,995	91.4	13.86	9.28	12.91	1.24	22.26	5.32	1.30	1.27	13.02	12.21	119.71
TRST	TrustCo Bank Corp NY	NY	6.28	95,369	598.9	7.20	5.17	6.29	-0.16	-7.10	2.28	0.44	0.44	4.44	4.43	49.95
UCBA	United Community Bancorp	IN	14.42	4,201	60.6	15.42	12.56	14.15	1.90	11.42	-3.81	0.72	0.74	16.02	15.33	121.43
UCFC	United Community Financial Corp.	OH	5.94	47,507	282.2	6.33	3.58	5.84	1.71	8.00	0.68	0.33	0.32	5.30	5.27	42.87
UBNK	United Financial Bancorp, Inc.	CT	13.04	50,101	653.3	14.16	10.28	12.85	1.48	-0.15	1.24	0.98	1.08	12.64	10.20	126.13
WSBF	Waterstone Financial, Inc.	WI	13.75	29,148	400.8	14.48	12.38	13.89	-1.01	6.92	-2.48	0.61	0.61	13.50	13.48	59.61
WAYN	Wayne Savings Bancshares, Inc.	OH	12.91	2,782	35.9	14.00	11.69	12.39	4.20	-2.79	-2.27	0.60	0.60	14.34	13.73	155.88
WEBK	Wellesley Bancorp, Inc.	MA	19.16	2,459	47.1	20.59	18.05	19.32	-0.83	2.19	0.84	1.14	1.13	21.22	21.22	252.66
WBB	Westbury Bancorp, Inc.	WI	19.38	4,229	82.0	19.70	16.96	19.26	0.62	11.51	7.67	1.05	1.09	18.37	18.37	158.56

			Market Capitalization			Price Change Data						Current Per Share Financials
			Price/	Shares	Market	52 Week (1)			% Change From			LTM	LTM Core	BV/	TBV/	Assets/
			Share(1)	Outstanding	Capitalization	High	Low	Last Wk	Last Wk	52 Wks (2)	MRY (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
			($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Companies
WFD	Westfield Financial, Inc.	MA	7.74	18,268	141.4	8.85	7.06	7.65	1.18	-1.28	-7.86	0.33	0.27	7.63	7.63	73.35
WBKC	Wolverine Bancorp, Inc.	MI	25.62	2,152	55.1	27.73	24.61	25.67	-0.21	4.11	-3.82	1.55	1.55	28.03	28.03	194.13
WSFS	WSFS Financial Corporation	DE	34.28	29,627	1,015.6	35.42	23.59	33.31	2.91	40.86	5.93	1.85	2.19	19.50	16.32	188.54
WVFC	WVS Financial Corp.	PA	11.48	2,039	23.4	12.60	10.75	11.36	1.06	-0.86	-6.67	0.64	NA	16.07	16.07	166.01

MHCs
GCBC	Greene County Bancorp, Inc. (MHC)	NY	17.92	8,474	151.8	21.25	12.60	17.63	1.62	24.76	12.14	1.00	1.00	8.61	8.61	100.47
KFFB	Kentucky First Federal Bancorp (MHC)	KY	9.00	8,440	76.0	10.37	8.00	9.00	0.00	10.19	-3.64	0.24	0.24	7.97	6.26	36.36
LSBK	Lake Shore Bancorp, Inc. (MHC)	NY	13.45	6,045	81.3	15.85	13.00	13.26	1.43	-1.10	0.37	0.56	0.49	12.31	12.31	78.30
MGYR	Magyar Bancorp, Inc. (MHC)	NJ	9.65	5,819	56.2	11.15	8.55	9.79	-1.43	13.13	-3.60	0.18	0.19	8.05	8.05	98.21
OFED	Oconee Federal Financial Corp. (MHC)	SC	19.06	5,880	112.1	20.95	16.50	19.00	0.32	-6.11	2.20	0.83	0.84	14.06	13.48	81.76
PVBC	Provident Bancorp, Inc. (MHC)	MA	13.96	9,499	132.6	14.04	11.26	13.54	3.10	NA	7.47	NA	NA	10.89	10.89	77.54
TFSL	TFS Financial Corporation (MHC)	OH	18.02	288,557	5,199.8	19.42	14.31	17.87	0.84	22.25	-4.30	0.25	NA	5.89	5.85	42.94

Under Acquisition
ABCW	Anchor BanCorp Wisconsin Inc.	WI	47.13	9,597	452.3	47.26	33.97	46.10	2.23	37.05	8.30	14.57	14.48	38.20	38.20	234.28
AF	Astoria Financial Corporation	NY	15.35	101,405	1,556.6	18.13	12.81	15.58	-1.48	17.00	-3.15	0.79	0.82	15.23	13.39	148.67
CBNJ	Cape Bancorp, Inc.	NJ	13.98	13,541	189.3	14.15	8.86	13.73	1.82	49.84	12.47	0.96	0.75	12.44	10.60	118.31
CHEV	Cheviot Financial Corp.	OH	14.92	6,803	101.5	15.82	13.81	14.84	0.54	-3.19	-2.67	0.14	0.20	14.18	12.62	84.08
CBNK	Chicopee Bancorp, Inc.	MA	18.06	5,222	94.3	18.66	16.00	18.01	0.28	9.39	4.15	0.68	0.68	17.20	17.20	132.55
FXCB	Fox Chase Bancorp, Inc.	PA	19.79	11,768	232.9	20.78	16.19	19.69	0.51	17.10	-2.46	0.85	0.95	15.03	15.03	95.65
LPSB	La Porte Bancorp, Inc.	IN	15.92	5,580	88.8	16.35	12.88	15.87	0.32	19.61	4.74	0.86	0.85	15.34	13.80	97.34

(1)  Average of High/Low or Bid/Ask price per share.

(2) Or since offering price if converted of first listed in the past 52 weeks.  Percent change figures are actual year-to-date and are not annualized.

(3)  EPS (earnings per share) is based on actual trailing 12 month data and is not shown on a pro forma basis.

(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5)  ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.

(6)  Annualized based on last regular quarterly cash dividend announcement.

(7)  Indicated dividend as a percent of trailing 12 month earnings.

(8)  Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

(9)  For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

Source:  SNL Financial, LC. and RP® Financial, LC. calculations.  The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2016 by RP® Financial, LC.

RP® Financial, LC.

Exhibit IV-1B

Weekly Thrift Market Line - Part Two

Prices As of April 22, 2016

			Key Financial Ratios						Asset Quality Ratios		Pricing Ratios					Dividend Data (6)
			Equity/	Tang Equity/	Reported Earnings		Core Earnings		NPAs/	Rsvs/	Price/	Price/	Price/	Price/	Price/	Div/	Dividend	Payout
			Assets(1)	Assets(1)	ROA(5)	ROE(5)	ROA(5)	ROE(5)	Assets	NPLs	Earnings	Book	Assets	Tang Book	Core Earnings	Share	Yield	Ratio (7)
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Companies
ANCB	Anchor Bancorp	WA	15.84	15.84	0.26	1.56	0.32	1.92	NA	NA	64.10	99.60	15.78	99.60	52.10	NA	NA	NM
ASBB	ASB Bancorp, Inc.	NC	11.46	11.46	0.46	3.71	0.41	3.32	1.63	88.58	29.07	114.98	13.17	114.98	32.47	NA	NA	NM
ACFC	Atlantic Coast Financial Corporation	FL	9.42	9.42	1.00	9.94	1.44	14.30	4.84	20.26	12.64	121.40	11.43	121.40	8.79	0.00	0.00	NM
BKMU	Bank Mutual Corporation	WI	11.22	11.22	0.62	5.39	0.63	5.52	NA	NA	24.79	131.16	14.72	131.16	24.24	0.20	2.44	60.61
BFIN	BankFinancial Corporation	IL	14.04	13.97	0.60	4.03	0.62	4.20	0.87	159.50	28.27	118.90	16.69	119.63	27.15	0.20	1.61	47.73
BYBK	Bay Bancorp, Inc.	MD	13.78	13.32	0.40	2.94	0.48	3.52	1.62	27.24	28.94	80.42	11.08	83.66	24.17	0.00	0.00	NM
BNCL	Beneficial Bancorp, Inc.	PA	21.74	19.64	0.48	2.06	0.52	2.27	NA	NA	48.14	103.76	NA	117.02	43.67	NA	NA	NM
BHBK	Blue Hills Bancorp, Inc.	MA	18.86	18.41	0.39	1.76	0.38	1.70	0.52	157.01	50.64	101.30	19.11	104.39	52.34	0.08	0.56	21.43
BOFI	BofI Holding, Inc.	CA	9.21	9.21	1.70	18.37	1.70	18.38	0.41	131.39	12.63	204.44	18.68	204.44	12.62	NA	NA	NM
BYFC	Broadway Financial Corporation	CA	11.46	11.46	2.45	22.90	2.42	22.62	3.99	30.70	6.45	125.97	14.43	125.97	6.53	0.04	0.00	NM
BLMT	BSB Bancorp, Inc.	MA	7.79	7.79	0.48	5.61	NA	NA	NA	NA	26.08	142.88	11.14	142.88	NA	NA	NA	NM
CFFN	Capitol Federal Financial, Inc.	KS	15.23	15.23	0.70	5.41	0.70	5.41	0.61	18.16	22.97	131.33	20.00	131.33	22.97	0.34	2.55	144.83
CARV	Carver Bancorp, Inc.	NY	7.30	7.30	0.05	0.59	-0.07	-0.84	2.54	28.41	56.50	209.94	2.95	209.94	NM	0.00	0.00	NM
CFBK	Central Federal Corporation	OH	10.91	10.91	1.36	12.84	1.36	12.86	2.27	104.33	6.85	81.52	6.46	81.52	6.84	0.00	0.00	NM
CHFN	Charter Financial Corporation	GA	19.74	19.38	0.85	4.06	0.86	4.13	1.28	99.66	24.81	102.87	20.31	105.23	24.41	0.20	1.49	37.04
CSBK	Clifton Bancorp Inc.	NJ	28.60	28.60	0.69	2.29	0.54	1.78	0.45	70.81	48.42	114.14	32.64	114.14	61.56	0.24	1.60	96.77
CWAY	Coastway Bancorp, Inc.	RI	12.55	12.55	0.32	2.31	0.32	2.31	2.07	28.48	34.58	84.65	10.62	84.65	34.58	NA	NA	NM
DCOM	Dime Community Bancshares, Inc.	NY	9.81	8.81	0.96	9.40	0.89	8.75	0.24	173.40	14.32	133.24	13.08	150.15	15.39	0.56	3.18	34.15
ESBK	Elmira Savings Bank	NY	9.76	7.72	0.73	7.44	0.70	7.18	0.88	87.66	15.61	110.43	9.01	152.33	16.36	0.92	5.04	78.63
ENFC	Entegra Financial Corp.	NC	12.72	12.62	2.30	17.89	NA	NA	NA	NA	5.09	84.62	10.77	85.43	NA	NA	NA	NM
EQFN	Equitable Financial Corp.	NE	15.86	15.86	0.61	5.15	0.61	5.21	NA	NA	21.76	81.11	12.87	81.11	21.52	NA	NA	NM
ESSA	ESSA Bancorp, Inc.	PA	9.64	8.77	0.57	5.29	0.59	5.44	1.48	39.87	15.62	90.56	8.73	100.54	15.20	0.36	2.65	41.38
EVER	EverBank Financial Corp	FL	7.02	6.85	0.55	7.23	0.61	8.02	0.60	55.30	16.61	114.81	7.46	118.16	14.86	0.24	1.52	18.95
FCAP	First Capital, Inc.	IN	10.41	9.41	1.07	8.67	1.18	9.57	1.51	57.57	16.78	140.78	14.63	157.45	15.10	0.84	2.68	44.92
FBNK	First Connecticut Bancorp, Inc.	CT	9.18	9.18	0.51	5.59	0.47	5.13	NA	NA	19.62	113.58	10.43	113.58	21.37	0.28	1.57	26.37
FDEF	First Defiance Financial Corp.	OH	11.89	9.45	1.19	9.69	1.21	9.81	1.28	88.54	13.54	125.96	14.97	162.85	13.39	0.88	2.23	28.87
FNWB	First Northwest Bancorp	WA	19.77	NA	-0.52	-2.75	0.15	0.77	0.93	79.37	NM	90.34	17.86	NA	117.05	NA	NA	NM
FBC	Flagstar Bancorp, Inc.	MI	11.15	11.15	1.32	10.63	1.31	10.50	1.43	104.47	10.35	103.75	9.74	103.75	8.49	0.00	0.00	NM
FSBW	FS Bancorp, Inc.	WA	11.12	11.12	1.51	12.69	1.60	13.43	0.18	634.99	8.61	108.58	12.07	108.58	8.13	0.28	1.11	9.56
GTWN	Georgetown Bancorp, Inc.	MA	10.76	10.76	0.55	5.00	0.53	4.87	0.73	110.66	23.26	114.59	12.33	114.59	23.87	0.19	0.95	22.09
HBK	Hamilton Bancorp, Inc.	MD	16.47	14.82	-0.11	-0.59	-0.02	-0.09	2.05	28.32	NM	74.96	12.34	84.94	NM	NA	NA	NM
HIFS	Hingham Institution for Savings	MA	7.74	7.74	1.19	14.93	NA	NA	0.33	171.88	13.13	183.42	14.20	183.42	NA	1.20	0.97	15.76
HMNF	HMN Financial, Inc.	MN	11.23	11.18	0.70	6.19	NA	NA	NA	NA	12.71	73.16	8.22	73.54	NA	0.00	0.00	NM
HFBL	Home Federal Bancorp, Inc. of Louisiana	LA	11.86	11.86	0.91	7.40	0.91	7.40	0.00	NM	13.34	106.01	12.58	106.01	13.34	0.32	1.44	19.16
IROQ	IF Bancorp, Inc.	IL	14.38	14.38	0.58	3.92	0.55	3.67	0.99	93.90	21.55	90.17	12.97	90.17	23.05	0.16	0.88	15.48
ISBC	Investors Bancorp, Inc.	NJ	15.85	15.49	0.92	5.26	0.92	5.30	0.69	158.43	21.27	118.32	18.76	121.59	21.10	0.24	2.05	38.18
JXSB	Jacksonville Bancorp, Inc.	IL	15.39	14.62	1.01	6.68	0.95	6.28	NA	NA	15.23	100.73	15.50	107.01	16.22	0.40	1.53	78.36
KRNY	Kearny Financial Corp.	NJ	26.48	24.61	0.18	0.80	0.31	1.40	0.59	85.82	NM	102.55	27.16	113.13	91.47	0.08	0.63	81.67
LSBG	Lake Sunapee Bank Group	NH	8.93	5.80	0.61	6.51	0.67	7.24	NA	NA	12.81	83.77	7.48	133.53	11.50	0.56	4.01	51.38
MLVF	Malvern Bancorp, Inc.	PA	11.37	11.37	0.73	5.85	0.67	5.35	0.49	192.35	21.24	124.73	14.18	124.73	23.24	0.11	0.00	NM
MELR	Melrose Bancorp, Inc.	MA	19.74	19.74	0.28	1.06	0.28	1.06	0.11	218.87	60.01	91.82	18.13	91.82	60.10	NA	NA	NM
EBSB	Meridian Bancorp, Inc.	MA	16.69	16.36	0.74	4.19	0.69	3.92	1.29	73.32	30.91	132.68	22.14	135.84	33.04	0.12	0.84	19.57
CASH	Meta Financial Group, Inc.	SD	9.78	7.62	0.75	8.10	0.92	9.88	0.21	105.83	17.96	134.87	13.19	177.33	14.78	0.52	1.13	20.31
MSBF	MSB Financial Corp.	NJ	20.33	20.33	0.12	0.79	0.22	1.39	4.49	21.34	NM	101.87	20.71	101.87	92.87	0.00	0.00	NM
NYCB	New York Community Bancorp, Inc.	NY	12.34	7.70	-0.07	-0.62	NA	NA	NA	NA	NM	124.24	15.33	209.63	NA	0.68	4.45	NM
NFBK	Northfield Bancorp, Inc.	NJ	17.48	17.06	0.63	3.41	0.64	3.51	0.97	79.67	36.71	134.47	23.50	138.51	35.73	0.28	1.69	46.67
NWBI	Northwest Bancshares, Inc.	PA	13.13	10.41	0.73	5.53	0.81	6.17	1.25	59.48	21.30	118.59	15.57	154.17	19.13	0.60	4.40	67.19
OSHC	Ocean Shore Holding Co.	NJ	10.71	10.28	0.65	6.31	0.66	6.37	1.07	33.97	15.78	101.21	10.84	106.02	15.64	0.24	1.36	21.43
OCFC	OceanFirst Financial Corp.	NJ	9.31	9.23	0.76	8.27	0.85	9.24	2.01	37.81	16.01	132.56	12.35	133.88	14.34	0.52	2.82	45.22
ORIT	Oritani Financial Corp.	NJ	14.76	14.76	1.64	10.56	1.08	6.97	0.34	271.54	13.47	148.78	21.95	148.78	20.39	0.70	4.03	79.46
PBHC	Pathfinder Bancorp, Inc.	NY	11.43	10.75	0.49	4.14	0.42	3.60	1.24	78.88	16.82	83.59	7.92	91.08	19.66	0.20	1.80	27.27
PBBI	PB Bancorp, Inc.	CT	10.29	9.04	0.12	1.07	0.12	1.12	NA	NA	NM	127.64	13.13	147.39	120.64	0.10	1.18	211.92
PBSK	Poage Bankshares, Inc.	KY	16.37	15.87	0.75	4.56	0.74	4.51	1.36	40.33	18.61	88.45	14.48	91.85	18.80	0.24	1.48	27.59
PROV	Provident Financial Holdings, Inc.	CA	11.84	11.84	0.73	6.03	0.73	6.03	1.53	68.22	17.86	103.82	12.29	103.82	17.86	0.48	2.80	50.00
PFS	Provident Financial Services, Inc.	NJ	13.42	9.08	0.96	7.12	0.99	7.32	0.91	87.29	15.47	112.63	15.12	174.78	15.04	0.68	3.31	37.59
PBIP	Prudential Bancorp, Inc.	PA	22.18	22.18	0.43	1.76	0.16	0.67	3.16	17.65	58.63	101.92	22.60	101.92	165.91	0.12	0.85	112.50
RVSB	Riverview Bancorp, Inc.	WA	11.96	9.34	0.75	6.16	0.75	6.19	2.44	47.89	15.38	94.71	11.33	124.82	15.52	0.08	1.79	22.41
SVBI	Severn Bancorp, Inc.	MD	11.34	11.31	0.59	5.45	0.59	5.45	4.61	26.25	26.76	94.80	7.71	95.33	26.76	0.00	0.00	NM
SIFI	SI Financial Group, Inc.	CT	10.41	9.31	0.31	2.79	0.33	3.00	0.83	87.73	38.69	110.29	11.49	124.94	36.05	0.16	1.15	44.44
SBCP	Sunshine Bancorp, Inc.	FL	14.07	12.33	-0.63	-3.50	-0.39	-2.17	0.42	119.23	NM	103.65	14.59	120.73	NM	NA	NA	NM
TBNK	Territorial Bancorp Inc.	HI	12.06	12.06	0.84	6.75	0.82	6.54	0.41	32.73	16.30	113.95	13.74	113.95	16.82	0.72	2.78	49.06
TSBK	Timberland Bancorp, Inc.	WA	10.87	10.27	1.14	10.44	1.12	10.23	2.55	77.25	10.05	100.40	10.92	107.04	10.26	0.32	2.45	25.38
TRST	TrustCo Bank Corp NY	NY	8.88	8.87	0.89	10.20	0.89	10.20	NA	NA	14.27	141.58	12.57	141.76	14.27	0.26	4.18	59.66
UCBA	United Community Bancorp	IN	13.19	12.70	0.59	4.39	0.61	4.53	1.77	54.41	20.03	90.00	11.87	94.04	19.50	0.24	1.66	33.33
UCFC	United Community Financial Corp.	OH	12.36	12.29	0.82	6.48	0.80	6.36	NA	NA	18.05	112.07	13.86	112.80	18.42	0.10	1.68	30.40
UBNK	United Financial Bancorp, Inc.	CT	10.02	8.24	0.82	7.82	0.91	8.61	NA	NA	13.31	103.16	10.34	127.87	12.09	0.48	3.68	48.98
WSBF	Waterstone Financial, Inc.	WI	22.64	22.62	1.00	4.35	1.00	4.35	NA	NA	22.54	101.87	23.07	102.03	22.54	0.20	1.45	32.79
WAYN	Wayne Savings Bancshares, Inc.	OH	9.20	8.84	0.39	4.11	0.39	4.11	1.12	58.74	21.52	90.00	8.28	94.05	21.52	0.36	2.79	60.00
WEBK	Wellesley Bancorp, Inc.	MA	8.40	8.40	0.46	5.21	0.46	5.17	0.27	310.19	16.81	90.28	7.58	90.28	16.93	0.12	0.63	10.53
WBB	Westbury Bancorp, Inc.	WI	11.80	11.80	0.64	5.13	0.67	5.31	0.69	129.66	18.46	105.48	12.45	105.48	17.74	NA	NA	NM

			Key Financial Ratios						Asset Quality Ratios		Pricing Ratios					Dividend Data (6)
			Equity/	Tang Equity/	Reported Earnings		Core Earnings		NPAs/	Rsvs/	Price/	Price/	Price/	Price/	Price/	Div/	Dividend	Payout
			Assets(1)	Assets(1)	ROA(5)	ROE(5)	ROA(5)	ROE(5)	Assets	NPLs	Earnings	Book	Assets	Tang Book	Core Earnings	Share	Yield	Ratio (7)
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Companies
WFD	Westfield Financial, Inc.	MA	10.41	10.41	0.42	4.10	0.35	3.34	0.63	104.55	23.45	101.38	10.55	101.38	28.81	0.12	1.55	36.36
WBKC	Wolverine Bancorp, Inc.	MI	14.48	14.48	0.89	5.17	0.89	5.17	1.79	137.20	16.53	91.42	13.23	91.42	16.53	NA	NA	64.52
WSFS	WSFS Financial Corporation	DE	10.39	8.84	1.05	10.24	1.25	12.13	0.74	101.83	18.53	175.77	18.26	210.08	15.64	0.24	0.70	11.89
WVFC	WVS Financial Corp.	PA	9.68	9.68	0.38	3.89	NA	NA	NA	NA	17.94	71.44	6.92	71.44	NA	0.16	1.39	31.25

MHCs
GCBC	Greene County Bancorp, Inc. (MHC)	NY	8.57	8.57	1.10	12.26	1.10	12.26	NA	NA	18.01	208.01	17.83	208.01	18.01	0.37	2.07	46.23
KFFB	Kentucky First Federal Bancorp (MHC)	KY	22.03	18.16	0.68	3.00	0.68	3.00	NA	NA	37.50	112.96	24.88	143.83	37.50	0.40	4.44	166.67
LSBK	Lake Shore Bancorp, Inc. (MHC)	NY	15.61	15.61	0.70	4.57	0.62	4.04	1.15	41.97	24.02	109.30	17.06	109.30	27.20	0.28	2.08	50.00
MGYR	Magyar Bancorp, Inc. (MHC)	NJ	8.20	8.20	0.19	2.20	0.20	2.32	4.84	25.88	53.61	119.80	9.83	119.80	50.19	NA	NA	NM
OFED	Oconee Federal Financial Corp. (MHC)	SC	17.19	16.61	1.01	5.93	1.02	6.02	1.25	27.95	22.96	135.57	23.31	141.38	22.61	0.40	2.10	48.19
PVBC	Provident Bancorp, Inc. (MHC)	MA	14.05	14.05	0.61	4.36	0.78	5.61	NA	NA	NA	128.15	18.00	128.15	NA	NA	NA	NA
TFSL	TFS Financial Corporation (MHC)	OH	13.74	13.67	0.58	4.17	NA	NA	1.80	33.15	NM	306.16	42.07	307.92	NA	0.40	2.22	148.00

Under Acquisition
ABCW	Anchor BanCorp Wisconsin Inc.	WI	16.31	16.31	6.36	46.78	6.32	46.49	2.87	56.97	3.23	123.37	20.12	123.37	3.25	NA	NA	NM
AF	Astoria Financial Corporation	NY	11.03	9.93	0.57	5.43	0.59	5.59	1.73	40.62	19.43	100.81	10.34	114.65	18.82	0.16	1.04	20.25
CBNJ	Cape Bancorp, Inc.	NJ	10.51	9.10	0.84	7.37	0.65	5.72	0.78	106.53	14.56	112.42	11.82	131.87	18.75	0.40	2.86	37.50
CHEV	Cheviot Financial Corp.	OH	16.87	15.30	0.16	0.95	0.23	1.37	2.78	24.79	NM	105.22	17.74	118.18	73.66	0.40	2.68	285.71
CBNK	Chicopee Bancorp, Inc.	MA	12.98	12.98	0.50	3.80	0.50	3.80	NA	NA	26.56	105.00	13.62	105.00	26.56	0.36	1.99	60.29
FXCB	Fox Chase Bancorp, Inc.	PA	15.72	15.72	0.87	5.43	0.97	6.08	1.03	117.70	23.28	131.63	20.69	131.63	20.79	0.56	2.83	82.35
LPSB	La Porte Bancorp, Inc.	IN	15.75	14.40	0.89	5.48	0.88	5.42	1.15	89.31	18.51	103.81	16.35	115.39	18.71	0.16	1.01	18.60

(1)  Average of High/Low or Bid/Ask price per share.

(2)  Or since offering price if converted of first listed in the past 52 weeks.  Percent change figures are actual year-to-date and are not annualized.

(3)  EPS (earnings per share) is based on actual trailing 12 month data and is not shown on a pro forma basis.

(4)  Exludes intangibles (such as goodwill, value of core deposits, etc.).

(5)  ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.

(6)  Annualized based on last regular quarterly cash dividend announcement.

(7)  Indicated dividend as a percent of trailing 12 month earnings.

(8)  Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

(9)  For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

Source:  SNL Financial, LC. and RP® Financial, LC. calculations.  The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2016 by RP® Financial, LC.

EXHIBIT 2

Pro Forma Analysis Sheet — Fully Converted Basis

Exhibit 2

PRO FORMA ANALYSIS SHEET - FULLY CONVERTED BASIS

HarborOne Bank

Prices as of  April 22, 2016

					Peer Group				Massachusetts Companies				All Publicly-Traded
Price Multiple		Symbol	Subject (1)		Average		Median		Average		Median		Average		Median
Price-earnings ratio (x)		P/E	58.65	x	21.07	x	19.62	x	22.27	x	23.36	x	18.01	x	16.81	x
Price-core earnings ratio (x)		P/Core	60.79	x	21.40	x	18.50	x	25.66	x	26.34	x	18.28	x	16.93	x
Price-book ratio (%)	=	P/B	61.31%		114.06%		111.93%		119.79%		107.99%		111.77%		104.65%
Price-tangible book ratio (%)	=	P/TB	63.49%		117.76%		113.86%		120.58%		109.49%		120.78%		113.95%
Price-assets ratio (%)	=	P/A	9.92%		14.94%		11.31%		14.40%		13.27%		13.90%		13.08%

Valuation Parameters

Pre-Conversion Earnings (Y)	$4,971,000
Pre-Conversion Earnings (CY)	$4,825,000
Pre-Conversion Book Value (B)	$191,881,000
Pre-Conv. Tang. Book Val. (TB)	$178,230,000
Pre-Conversion Assets (A)	$2,244,768,000
Reinvestment Rate (2)(R)	1.76%
Est. Conversion Expenses (3)(X)	3.00%
Tax Rate (TAX)	40.00%
Shares Tax	$0
ESOP Stock Purchases (E)	8.00	%(5)
Cost of ESOP Borrowings (S)	0.00	%(4)
ESOP Amortization (T)	20.00	years
RRP Amount (M)	4.00%
RRP Vesting (N)	5.00	years (5)
Foundation (F)	1.50%
Tax Benefit (Z)	1,440,000
Percentage Sold (PCT)	100.00%
Option (O1)	10.00	%(6)
Estimated Option Value (O2)	28.00	%(6)
Option vesting (O3)	5.00	(6)
Option pct taxable (O4)	25.00	%(6)

Calculation of Pro Forma Value After Conversion

1.	V=	P/E * (Y)	V=	$242,880,000
		1 - P/E * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

2.	V=	P/Core * (Y)	V=	$242,880,000
		1 - P/core * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

3.	V=	P/B * (B+Z)	V=	$242,880,000
		1 - P/B * PCT * (1-X-E-M-F)

4.	V=	P/TB * (TB+Z)	V=	$242,880,000
		1 - P/TB * PCT * (1-X-E-M-F)

5.	V=	P/A * (A+Z)	V=	$242,880,000
		1 - P/A * PCT * (1-X-E-M-F)

				Shares		Aggregate
	Shares Issued	Price Per	Gross Offering	Issued To	Total Shares	Market Value
Conclusion	To the Public	Share	Proceeds	Foundation	Issued	of Shares Issued
Supermaximum	31,740,000	10.00	$317,400,000	380,880	32,120,880	$321,208,800
Maximum	27,600,000	10.00	276,000,000	331,200	27,931,200	279,312,000
Midpoint	24,000,000	10.00	240,000,000	288,000	24,288,000	242,880,000
Minimum	20,400,000	10.00	204,000,000	244,800	20,644,800	206,448,000

(1) Pricing ratios shown reflect the midpoint value.

(2) Net return reflects a reinvestment rate of 1.76 percent and a tax rate of 40.0 percent.

(3) Offering expenses shown at estimated midpoint value.

(4) No cost is applicable since holding company will fund the ESOP loan.

(5) ESOP and MRP amortize over 20 years and 5 years, respectively; amortization expenses tax effected at 40.0 percent.

(6) 10 percent option plan with an estimated Black-Scholes valuation of 28.0 percent of the exercise price, including a 5 year vesting with 25 percent of the options (granted to directors) tax effected at 40.0 percent.

EXHIBIT 3

Pro Forma Effect of Conversion Proceeds — Fully Converted Basis

Exhibit 3

PRO FORMA EFFECT OF CONVERSION PROCEEDS

HarborOne Bank

At the Minimum

1.	Pro Forma Market Capitalization	$206,448,000
	Less: Foundation Shares	2,448,000
2.	Offering Proceeds	$204,000,000
	Less: Estimated Offering Expenses	6,120,000
	Net Conversion Proceeds	$197,880,000

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$197,880,000
	Less: Cash Contribution to Foundation	612,000
	Less: Non-Cash Stock Purchases (1)	24,773,760
	Net Proceeds Reinvested	$172,494,240
	Estimated net incremental rate of return	1.06%
	Reinvestment Income	$1,821,539
	Less: Shares Tax	0
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	495,475
	Less: Amortization of Options (4)	1,040,498
	Less: Recognition Plan Vesting (5)	990,950
	Net Earnings Impact	$(705,384)

			Net
		Before	Earnings	After
		Conversion	Increase	Conversion
4.	Pro Forma Earnings

	12 Months ended March 31, 2016 (reported)	$4,971,000	$(705,384)	$4,265,616
	12 Months ended March 31, 2016 (core)	$4,825,000	$(705,384)	$4,119,616

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
5.	Pro Forma Net Worth

	March 31, 2016	$191,881,000	$172,494,240	$1,224,000	$365,599,240
	March 31, 2016 (Tangible)	$178,230,000	$172,494,240	$1,224,000	$351,948,240

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
6.	Pro Forma Assets

	March 31, 2016	$2,244,768,000	$172,494,240	$1,224,000	$2,418,486,240

(1) Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.

(2) ESOP stock purchases are internally financed by a loan from the holding company.

(3) ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 40.0 percent rate.

(4) Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.

(5) RRP is amortized over 5 years, and amortization expense is tax effected at 40.0 percent.

Exhibit 3

PRO FORMA EFFECT OF CONVERSION PROCEEDS

HarborOne Bank

At the Midpoint

1.	Pro Forma Market Capitalization	$242,880,000
	Less: Foundation Shares	2,880,000
2.	Offering Proceeds	$240,000,000
	Less: Estimated Offering Expenses	7,200,000
	Net Conversion Proceeds	$232,800,000

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$232,800,000
	Less: Cash Contribution to Foundation	720,000
	Less: Non-Cash Stock Purchases (1)	29,145,600
	Net Proceeds Reinvested	$202,934,400
	Estimated net incremental rate of return	1.06%
	Reinvestment Income	$2,142,987
	Less: Shares Tax	0
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	582,912
	Less: Amortization of Options (4)	1,224,115
	Less: Recognition Plan Vesting (5)	1,165,824
	Net Earnings Impact	$(829,864)

			Net
		Before	Earnings	After
		Conversion	Increase	Conversion
4.	Pro Forma Earnings

	12 Months ended March 31, 2016 (reported)	$4,971,000	$(829,864)	$4,141,136
	12 Months ended March 31, 2016 (core)	$4,825,000	$(829,864)	$3,995,136

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
5.	Pro Forma Net Worth

	March 31, 2016	$191,881,000	$202,934,400	$1,440,000	$396,255,400
	March 31, 2016 (Tangible)	$178,230,000	$202,934,400	$1,440,000	$382,604,400

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
6.	Pro Forma Assets

	March 31, 2016	$2,244,768,000	$202,934,400	$1,440,000	$2,449,142,400

(1) Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.

(2) ESOP stock purchases are internally financed by a loan from the holding company.

(3) ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 40.0 percent rate.

(4) Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.

(5) RRP is amortized over 5 years, and amortization expense is tax effected at 40.0 percent.

Exhibit 3

PRO FORMA EFFECT OF CONVERSION PROCEEDS

HarborOne Bank

At the  Maximum Value

1.	Pro Forma Market Capitalization	$279,312,000
	Less: Foundation Shares	3,312,000
2.	Offering Proceeds	$276,000,000
	Less: Estimated Offering Expenses	8,280,000
	Net Conversion Proceeds	$267,720,000

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$267,720,000
	Less: Cash Contribution to Foundation	828,000
	Less: Non-Cash Stock Purchases (1)	33,517,440
	Net Proceeds Reinvested	$233,374,560
	Estimated net incremental rate of return	1.06%
	Reinvestment Income	$2,464,435
	Less: Shares Tax	0
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	670,349
	Less: Amortization of Options (4)	1,407,732
	Less: Recognition Plan Vesting (5)	1,340,698
	Net Earnings Impact	$(954,344)

			Net
		Before	Earnings	After
		Conversion	Increase	Conversion
4.	Pro Forma Earnings

	12 Months ended March 31, 2016 (reported)	$4,971,000	$(954,344)	$4,016,656
	12 Months ended March 31, 2016 (core)	$4,825,000	$(954,344)	$3,870,656

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
5.	Pro Forma Net Worth

	March 31, 2016	$191,881,000	$233,374,560	$1,656,000	$426,911,560
	March 31, 2016 (Tangible)	$178,230,000	$233,374,560	$1,656,000	$413,260,560

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
6.	Pro Forma Assets

	March 31, 2016	$2,244,768,000	$233,374,560	$1,656,000	$2,479,798,560

(1) Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.

(2) ESOP stock purchases are internally financed by a loan from the holding company.

(3) ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 40.0 percent rate.

(4) Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.

(5) RRP is amortized over 5 years, and amortization expense is tax effected at 40.0 percent.

Exhibit 3

PRO FORMA EFFECT OF CONVERSION PROCEEDS

HarborOne Bank

At the Super Maximum Value

1.	Pro Forma Market Capitalization	$321,208,800
	Less: Foundation Shares	3,808,800
2.	Offering Proceeds	$317,400,000
	Less: Estimated Offering Expenses	9,522,000
	Net Conversion Proceeds	$307,878,000

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$307,878,000
	Less: Cash Contribution to Foundation	952,200
	Less: Non-Cash Stock Purchases (1)	38,545,056
	Net Proceeds Reinvested	$268,380,744
	Estimated net incremental rate of return	1.06%
	Reinvestment Income	$2,834,101
	Less: Shares Tax	0
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	770,901
	Less: Amortization of Options (4)	1,618,892
	Less: Recognition Plan Vesting (5)	1,541,802
	Net Earnings Impact	$(1,097,495)

			Net
		Before	Earnings	After
		Conversion	Increase	Conversion
4.	Pro Forma Earnings

	12 Months ended March 31, 2016 (reported)	$4,971,000	$(1,097,495)	$3,873,505
	12 Months ended March 31, 2016 (core)	$4,825,000	$(1,097,495)	$3,727,505

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
5.	Pro Forma Net Worth

	March 31, 2016	$191,881,000	$268,380,744	$1,904,400	$462,166,144
	March 31, 2016 (Tangible)	$178,230,000	$268,380,744	$1,904,400	$448,515,144

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
6.	Pro Forma Assets

	March 31, 2016	$2,244,768,000	$268,380,744	$1,904,400	$2,515,053,144

(1) Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.

(2) ESOP stock purchases are internally financed by a loan from the holding company.

(3) ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 40.0 percent rate.

(4) Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.

(5) RRP is amortized over 5 years, and amortization expense is tax effected at 40.0 percent.

EXHIBIT 4

Pro Forma Analysis Sheet- Minority Stock Offering

EXHIBIT 4

PRO FORMA ANALYSIS SHEET - MINORITY STOCK OFFERING

HarborOne Bank

April 22, 2016

					Peer Group				Massachusetts Companies				All Publicly-Traded
Price Multiple		Symbol	Subject (1)		Mean		Median		Mean		Median		Mean		Median
Price-earnings ratio (x)		P/E	53.30	x	21.07	x	19.62	x	22.27	x	23.36	x	18.01	x	16.81	x
Price-core earnings ratio (x)		P/Core	55.07	x	21.40	x	18.50	x	25.66	x	26.34	x	18.28	x	16.93	x
Price-book ratio (%)	=	P/B	85.32%		114.06%		111.93%		119.79%		107.99%		111.77%		104.65%
Price-tangible book ratio (%)	=	P/TB	89.61%		117.76%		113.86%		120.58%		109.49%		120.78%		113.95%
Price-assets ratio (%)	=	P/A	10.39%		14.94%		11.31%		14.40%		13.27%		13.90%		13.08%

Valuation Parameters

Pre-Conversion Earnings (Y)(2)	$4,970,000
Pre-Conversion Earnings (CY)(2)	$4,824,000
Pre-Conversion Book Value (B)(2)	$191,781,000
Pre-Conv. Tang. Book Value (TB)(2)	$178,130,000
Pre-Conversion Assets (A)(2)	$2,244,668,000
Reinvestment Rate (3)(R)	1.76%
Est. Conversion Expenses (4)(X)	3.32%
Tax Rate (TAX)	40.00%
ESOP Stock Purchases (E)	8.00	%(6)
Cost of ESOP Borrowings (S)	0.00	%(5)
ESOP Amortization (T)	20.00	years
MRP Amount (M)	4.00%
MRP Vesting (N)	5.00	years (6)
Foundation (F)	2.67%
Tax Benefit (Z)	1,457,280
Percentage Sold (PCT)	46.20%
Option (O1)	10.00	%(7)
Estimated Option Value (O2)	28.30	%(7)
Option vesting (O3)	5.00	(7)
Option pct taxable (O4)	25.00	%(7)

Calculation of Pro Forma Value After Conversion

1. V=	P/E * (Y)	V=	$242,880,000
	1 - P/E * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

2. V=	P/Core * (Y)	V=	$242,880,000
	1 - P/core * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

3. V=	P/B * (B+Z)	V=	$242,880,000
	1 - P/B * PCT * (1-X-E-M-F)

4. V=	P/TB * (TB+Z)	V=	$242,880,000
	1 - P/TB * PCT * (1-X-E-M-F)

5. V=	P/A * (A+Z)	V=	$242,880,000
	1 - P/A * PCT * (1-X-E-M-F)

							Aggregate
					Shares		Market Value
	Shares Owned by	Shares Issued	Price Per	Gross Offering	Issued to	Total Shares	of Shares Issued	Full Value
Conclusion	The MHC	To the Public	Share	Proceeds	Foundation	Issued Publicly	Publicly	Total Shares
Super Maximum	17,281,034	14,454,396	10.00	$144,543,960	385,450	14,839,846	$148,398,460	32,120,880
Maximum	15,026,986	12,569,040	10.00	$125,690,400	335,174	12,904,214	129,042,140	27,931,200
Midpoint	13,066,944	10,929,600	10.00	$109,296,000	291,456	11,221,056	112,210,560	24,288,000
Minimum	11,106,902	9,290,160	10.00	$92,901,600	247,738	9,537,898	95,378,980	20,644,800

(1)    Pricing ratios shown reflect the midpoint value.

(2)    Adjusted for capitalizing MHC with $100,000.

(3)    Net return reflects a reinvestment rate of 1.76 percent, and a tax rate of 40.0 percent.

(4)    Offering expenses shown at estimated midpoint value.

(5)    No cost is applicable since holding company will fund the ESOP loan.

(6)    ESOP and MRP amortize over 20 years and 5 years, respectively; amortization expenses tax effected at 40.0 percent.

(7)    10 percent option plan with an estimated Black-Scholes valuation of 28.30 percent of the exercise price, including a 5 year vesting with 25 percent of the options (granted to directors) tax effected at 40.0 percent.

EXHIBIT 5

Pro Forma Analysis Sheet- Minority Stock Offering

Exhibit 5

PRO FORMA EFFECT OF CONVERSION PROCEEDS

HarborOne Bank

At the Minimum

1.	Pro Forma Market Capitalization	$95,378,980
	Less: Foundation Shares	2,477,380
2.	Offering Proceeds	$92,901,600
	Less: Estimated Offering Expenses	3,496,543
	Net Conversion Proceeds	$89,405,057

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$89,405,057
	Less: Cash Contribution to Foundation	619,344
	Less: Non-Cash Stock Purchases (1)	11,445,478
	Net Proceeds Reinvested	$77,340,235
	Estimated net incremental rate of return	1.06%
	Reinvestment Income	$816,713
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	228,910
	Less: Amortization of Options (4)	485,861
	Less: Recognition Plan Vesting (5)	457,819
	Net Earnings Impact	$(355,876)

			Net
		Before	Earnings	After
		Conversion	Increase	Conversion
4.	Pro Forma Earnings

	12 Months ended March 31, 2016 (reported)	$4,970,000	$(355,876)	$4,614,124
	12 Months ended March 31, 2016 (core)	$4,824,000	$(355,876)	$4,468,124

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
5.	Pro Forma Net Worth

	March 31, 2016	$191,781,000	$77,340,235	$1,238,690	$270,359,925
	March 31, 2016 (Tangible)	$178,130,000	$77,340,235	$1,238,690	$256,708,925

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
6.	Pro Forma Assets

	March 31, 2016	$2,244,668,000	$77,340,235	$1,238,690	$2,323,246,925

(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the public shares, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 40.0 percent rate.
(4) Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25 percent taxable.
(5) MRP is amortized over 5 years, and amortization expense is tax effected at 40.0 percent.

Exhibit 5

PRO FORMA EFFECT OF CONVERSION PROCEEDS

HarborOne Bank

At the Midpoint

1.	Pro Forma Market Capitalization	$112,210,560
	Less: Foundation Shares	2,914,560
2.	Offering Proceeds	$109,296,000
	Less: Estimated Offering Expenses	3,624,450
	Net Conversion Proceeds	$105,671,550

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$105,671,550
	Less: Cash Contribution to Foundation	728,640
	Less: Non-Cash Stock Purchases (1)	13,465,267
	Net Proceeds Reinvested	$91,477,643
	Estimated net incremental rate of return	1.06%
	Reinvestment Income	$966,004
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	269,305
	Less: Amortization of Options (4)	571,601
	Less: Recognition Plan Vesting (5)	538,611
	Net Earnings Impact	$(413,513)

			Net
		Before	Earnings	After
		Conversion	Increase	Conversion
4.	Pro Forma Earnings

	12 Months ended March 31, 2016 (reported)	$4,970,000	$(413,513)	$4,556,487
	12 Months ended March 31, 2016 (core)	$4,824,000	$(413,513)	$4,410,487

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
5.	Pro Forma Net Worth

	March 31, 2016	$191,781,000	$91,477,643	$1,457,280	$284,715,923
	March 31, 2016 (Tangible)	$178,130,000	$91,477,643	$1,457,280	$271,064,923

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
6.	Pro Forma Assets

	March 31, 2016	$2,244,668,000	$91,477,643	$1,457,280	$2,337,602,923

(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the public shares, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 40.0 percent rate.
(4) Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25 percent taxable.
(5) MRP is amortized over 5 years, and amortization expense is tax effected at 40.0 percent.

Exhibit 5

PRO FORMA EFFECT OF CONVERSION PROCEEDS

HarborOne Bank

At the Maximum

1.	Pro Forma Market Capitalization	$129,042,140
	Less: Foundation Shares	3,351,740
2.	Offering Proceeds	$125,690,400
	Less: Estimated Offering Expenses	3,752,357
	Net Conversion Proceeds	$121,938,043

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$121,938,043
	Less: Cash Contribution to Foundation	837,936
	Less: Non-Cash Stock Purchases (1)	15,485,057
	Net Proceeds Reinvested	$105,615,050
	Estimated net incremental rate of return	1.06%
	Reinvestment Income	$1,115,295
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	309,701
	Less: Amortization of Options (4)	657,341
	Less: Recognition Plan Vesting (5)	619,402
	Net Earnings Impact	$(471,149)

			Net
		Before	Earnings	After
		Conversion	Increase	Conversion
4.	Pro Forma Earnings

	12 Months ended March 31, 2016 (reported)	$4,970,000	$(471,149)	$4,498,851
	12 Months ended March 31, 2016 (core)	$4,824,000	$(471,149)	$4,352,851

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
5.	Pro Forma Net Worth

	March 31, 2016	$191,781,000	$105,615,050	$1,675,870	$299,071,921
	March 31, 2016 (Tangible)	$178,130,000	$105,615,050	$1,675,870	$285,420,921

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
6.	Pro Forma Assets

	March 31, 2016	$2,244,668,000	$105,615,050	$1,675,870	$2,351,958,921

(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the public shares, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 40.0 percent rate.
(4) Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25 percent taxable.
(5) MRP is amortized over 5 years, and amortization expense is tax effected at 40.0 percent.

Exhibit 5

PRO FORMA EFFECT OF CONVERSION PROCEEDS

HarborOne Bank

At the Super Maximum Value

1.	Pro Forma Market Capitalization	$148,398,460
	Less: Foundation Shares	3,854,500
2.	Offering Proceeds	$144,543,960
	Less: Estimated Offering Expenses	3,899,450
	Net Conversion Proceeds	$140,644,510

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$140,644,510
	Less: Cash Contribution to Foundation	963,626
	Less: Non-Cash Stock Purchases (1)	17,807,815
	Net Proceeds Reinvested	$121,873,068
	Estimated net incremental rate of return	1.06%
	Reinvestment Income	$1,286,980
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	356,156
	Less: Amortization of Options (4)	755,942
	Less: Recognition Plan Vesting (5)	712,313
	Net Earnings Impact	$(537,431)

			Net
		Before	Earnings	After
		Conversion	Increase	Conversion
4.	Pro Forma Earnings

	12 Months ended March 31, 2016 (reported)	$4,970,000	$(537,431)	$4,432,569
	12 Months ended March 31, 2016 (core)	$4,824,000	$(537,431)	$4,286,569

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
5.	Pro Forma Net Worth

	March 31, 2016	$191,781,000	$121,873,068	$1,927,251	$315,581,319
	March 31, 2016 (Tangible)	$178,130,000	$121,873,068	$1,927,251	$301,930,319

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
6.	Pro Forma Assets

	March 31, 2016	$2,244,668,000	$121,873,068	$1,927,251	$2,368,468,319

(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the public shares, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 40.0 percent rate.
(4) Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25 percent taxable.
(5) MRP is amortized over 5 years, and amortization expense is tax effected at 40.0 percent.

EXHIBIT 6

Firm Qualifications Statement

RP FINANCIAL, LC.

Advisory | Planning | Valuation

FIRM QUALIFICATION STATEMENT

RP® Financial, LC. (“RP Financial”) provides financial and management consulting, merger advisory and valuation services to the financial services companies, including banks, thrifts, credit unions, insurance companies, mortgage companies and others.  We offer a broad array of services, high quality and prompt service, hands-on involvement by our senior staff, careful structuring of strategic initiatives and sophisticated valuation and other analyses consistent with industry practices and regulatory requirements.  Our staff has extensive consulting, valuation, financial advisory and industry backgrounds.

STRATEGIC PLANNING SERVICES

RP Financial’s strategic planning services, for established or de novo banking companies, provide effective feasible plans with quantifiable results to enhance shareholder value, achieve regulatory approval or realize other objectives.  We conduct situation analyses; establish mission/vision statements, develope strategic goals and objectives; and identify strategies to enhance value, address capital, increase earnings, manage risk and tackle operational or organizational matters.  Our proprietary financial simulation models facilitate the evaluation of the feasibility, impact and merit of alternative financial strategies.

MERGER ADVISORY SERVICES

RP Financial’s merger advisory services include targeting buyers and sellers, assessing acquisition merit, conducting due diligence, negotiating and structuring deal terms, preparing merger business plans and financial simulations, rendering fairness opinions, preparing fair valuation analyses and supporting post-merger strategies.  RP Financial is also expert in de novo charters, shelf charters and failed bank deals with loss sharing or other assistance.  Through financial simulations, valuation proficiency and regulatory familiarity, RP Financial’s merger advisory services center on enhancing shareholder returns.

VALUATION SERVICES

RP Financial’s extensive valuation practice includes mergers, thrift stock conversions, insurance company demutualizations, merger valuation and goodwill impairment, ESOPs, going private, secondary offerings and other purposes.  We are highly experienced in performing appraisals conforming with regulatory guidelines and appraisal standards.  RP Financial is the nation’s leading valuation firm for thrift stock conversions, with offerings ranging up to $4 billion.

MANAGEMENT STUDIES

RP Financial provides effective organizational planning, and we are often engaged to prepare independent management studies required for regulatory enforcement actions.  We evaluate Board, management and staffing needs, assess existing talent and capabilities and make strategic recommendations for new positions, replacement, succession and other organizational matters.

ENTERPRISE RISK ASSESSMENT SERVICES

RP Financial provides effective enterprise risk assessment consulting services to assist our clients in evaluating the degree to which they have properly identified, understood, measured, monitored and controlled enterprise risk as part of a deliberate risk/reward strategy and to help them implement strategies to mitigate risk, enhance performance, ensure effective reporting and compliance with laws and regulations and avoid potential future damage to their reputation and associated consequences and to mitigate residual risk and unanticipated losses.

OTHER CONSULTING SERVICES

RP Financial provides other consulting services including evaluating regulatory changes, development diversification and branching strategies, conducting feasibility studies and other research, and preparing management studies in response to regulatory enforcement actions.  We assist clients with CRA plans and revising policies and procedures.  Our other consulting services are aided by proprietary valuation and financial simulation models.

KEY PERSONNEL (Years of Relevant Experience & Contact Information)

Ronald S. Riggins, Managing Director (35)	(703) 647-6543	rriggins@rpfinancial.com
William E. Pommerening, Managing Director (32)	(703) 647-6546	wpommerening@rpfinancial.com
Marcus Faust, Managing Director (30)	(703) 647-6553	mfaust@rpfinancial.com
Gregory E. Dunn, Director (33)	(703) 647-6548	gdunn@rpfinancial.com
James P. Hennessey, Director (30)	(703) 647-6544	jhennessey@rpfinancial.com
James J. Oren, Director (29)	(703) 647-6549	joren@rpfinancial.com
Carla H. Pollard, Senior Vice President (27)	(703) 647-6556	cpollard@rpfinancial.com

RP Financial, LC.	Phone: (703) 528-1700
1100 North Glebe Road, Suite 600	Fax: (703) 528-1788
Arlington, VA 22201	www.rpfinancial.com

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